EXHIBIT 10.32
PLANET TECHNOLOGIES, INC.
SERIES B PREFERRED
STOCK PURCHASE AGREEMENT

i

(continued)

ii

(continued)

iii

(continued)
EXHIBITS

Exhibit A -	SCHEDULE OF PURCHASERS

Exhibit B -	CERTIFICATE OF DETERMINATION FOR SERIES B PREFERRED STOCK

Exhibit C -	AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Exhibit D -	FORM OF INDEMNIFICATION AGREEMENT

Exhibit E -	FORM OF INVESTORS’ RIGHTS AGREEMENT

Exhibit F -	FORM OF MANAGEMENT RIGHTS LETTER

Exhibit G -	FORM OF RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit H -	FORM OF VOTING AGREEMENT

Exhibit I -	DISCLOSURE SCHEDULES

Exhibit J -	FORM OF LEGAL OPINION OF BLANCHARD, KRASNER & FRENCH

i

SERIES B PREFERRED STOCK PURCHASE AGREEMENT
     This SERIES B PREFERRED STOCK PURCHASE AGREEMENT is made as of the [     ]th day of November, 2007 by and among Planet Technologies, Inc., a California corporation (including its predecessors, successors and assigns, the “Company”), and the investors listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).
     The parties hereby agree as follows:
     1. Purchase and Sale of Series B Preferred Stock.
          1.1. Sale and Issuance of Series B Preferred Stock.
               (a) The Company shall adopt and file with the Secretary of State of the State of California on or before the Closing (as defined below) the Certificate of Determination for Series B Preferred Stock in the form of Exhibit B attached to this Agreement (the “Certificate of Determination”).
               (b) Subject to the terms and conditions of this Agreement, the Purchasers agree, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to the Purchasers at the Closing that number of shares of Series B Preferred Stock, no par value per share (the “Series B Preferred Stock”), set forth opposite the Purchasers’ name on Exhibit A, at a purchase price of $6.00 per share. The shares of Series B Preferred Stock issued to the Purchasers pursuant to this Agreement (including any shares issued at the Closing) shall be referred to in this Agreement as the “Shares.”
          1.2. Closing; Delivery.
               (a) The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, on the date first written above, or at such other time and place as the Company and the Purchasers mutually agree upon in writing (which time and place are designated as the “Closing”).
               (b) At the Closing, the Company shall deliver to each Purchaser a certificate representing the Shares being purchased by such Purchaser at such Closing against payment of the purchase price therefor, by wire transfer to a bank account designated by the Company, and solely with respect to Windamere III, LLC, a Delaware limited liability company (“Windamere”), by cancellation or conversion of indebtedness of the Company to Windamere of (i) that certain Unsecured Promissory Note, dated June 1, 2006, in a principal amount of $250,000 and (ii) that certain Unsecured Promissory Note, dated August 7, 2006, in a principal amount of $250,000.
               (c) At the Closing, up to $50,000 (in the aggregate) of accrued and unpaid interest owed by the Company to Windamere pursuant to the notes referred to in Section 1.2(b) from the date of issuance through the Closing shall be paid in cash at Closing (and any and all interest amounts in excess of $50,000 shall be forgiven by Windamere, as evidenced by Windamere’s execution of this Agreement).

          1.3. Use of Proceeds. In accordance with the directions of the Board of Directors of the Company (the “Board of Directors”), the Company will use the proceeds from the sale of the Shares for the acquisition of Antigen and the real property used by Antigen and adjacent to its premises, the clinical development of immunotherapy in the United States, in connection with the de-registration of the Company’s securities from the OTC Bulletin Board, and for general working capital purposes.
          1.4 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.
          “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.
          “Amended and Restated Certificate of Incorporation” means that certain Amended and Restated Certificate of Incorporation of the Delaware successor to the Company attached hereto as Exhibit C.
          “Antigen” means Antigen Laboratories, Inc., a Missouri corporation.
          “Antigen SPA” means, that certain Stock Purchase Agreement, dated September 3, 2007, by and among the Company, Antigen and the other parties named therein, as amended November ___, 2007, including each of the documents delivered thereunder or otherwise contemplated thereby, or each of the documents delivered at the closing of the transactions contemplated thereby by any of the parties thereto (or any of their Affiliates) to any other party thereto (or any of their Affiliates).
          “Articles” means, the Articles of Incorporation of the Company as in effect on the date hereof, and as amended from time to time.
          “Business Benefit Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA including, without limitation, multiemployer plans within the meaning of Section 3(37)) and any stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan and all other agreements, plans, programs, policies providing compensation to, or for the benefit of, the Business Employees, whether or not subject to ERISA, under which any Business Employee has any present or future right to benefits and which are contributed to, sponsored by or maintained by a member of the Company or any Subsidiary.
          “Business Employee” means any current or former employee, director or consultant of the Company or any Subsidiary.

          “Charter” means the Articles, including the Certificate of Determination, and By-Laws of the Company, in each case as in effect on the date hereof and as amended from time to time, and from and after the reincorporation of the Company in Delaware and adoption of that certain Amended and Restated Certificate of Incorporation, in accordance with this Agreement, the Amended and Restated Certificate of Incorporation and By-Laws of the Company (as reincorporated in Delaware).
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes as are necessary to the conduct of the business of the Company and each of its Subsidiaries as now conducted and as presently proposed to be conducted.
          “Commission” means the Securities and Exchange Commission.
          “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.
          “EPA” means the United States Environmental Protection Agency, or any successor Governmental Authority in the United States.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          “FDA” means the United States Food and Drug Administration, or any successor Governmental Authority in the United States.
          “Governmental Authority” means any federal, state or local, or foreign, government, court, tribunal, regulatory or administrative agency or commission or other governmental authority, agency or instrumentality.
          “Indemnification Agreement” means the agreement between the Company and each director designated by a Purchaser, dated as of the date of the Closing, in the form of Exhibit D attached to this Agreement.
          “Investors’ Rights Agreement” means the agreement among the Company and the Purchasers and certain other stockholders of the Company dated as of the date of the Closing, in the form of Exhibit E attached to this Agreement.

          “Key Employee” means any executive-level employee (including division director and vice president-level positions) of the Company or any Subsidiary, as well as any employee or consultant of the Company or any Subsidiary who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.
          “Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual knowledge of any executive officer of the Company and/or any Subsidiary after reasonable investigation.
          “Management Rights Letter” means the agreement between the Company and Purchaser, dated as of the date of the Closing, in the form of Exhibit F attached to this Agreement.
          “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company and its Subsidiaries.
          “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
          “Products” means any and all products and services manufactured, sold, marketed, distributed or otherwise put in commerce by (or on behalf of) the Company or any of its Subsidiaries.
          “Product Warranties” means any written Product warranties, guarantees and/or promises given by the Company or any of its Subsidiaries that are currently in effect with respect to their Products.
          “Right of First Refusal and Co-Sale Agreement” means the agreement among the Company, the Purchasers, and certain other stockholders of the Company, dated as of the date of the Closing, in the form of Exhibit G attached to this Agreement.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          “Stock Option Plans” means the Company’s 2000 Stock Incentive Plan and the Company’s 1995 Stock Option Plan.
          “Subsidiaries” means any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries.
          “Transaction Agreements” means this Agreement, the Investors’ Rights Agreement, the Management Rights Letter, Indemnification Agreement, the Right of First Refusal and Co-Sale Agreement and the Voting Agreement.

          “Voting Agreement” means the agreement among the Company, the Purchasers and certain other stockholders of the Company, dated as of the date of the Closing, in the form of Exhibit H attached to this Agreement.
          “$” means the United States dollar.
     2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit I to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections (provided that in no event shall a list of agreements or contracts be deemed to modify any other section or subsection of the Disclosure Schedule absent a specific cross reference).
          For purposes of these representations and warranties (other than those in Sections 2.2, 2.3, 2.4, 2.5, 2.6 and 2.26), the term “the Company” shall include any Subsidiaries of the Company, unless otherwise noted herein.
          2.1. Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction where the character of its business makes such qualification and good standing necessary.
          2.2. Capitalization. The authorized capital of the Company consists, immediately prior to the Closing of:
               (a) 20,000,000 shares of common stock, no par value per share (the “Common Stock”), 3,968,368 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable foreign, federal and state securities laws. The Company holds no treasury stock and no shares of Series B Preferred Stock in its treasury.
               (b) 5,000,000 shares of preferred stock, no par value per share, none of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Certificate of Determination and as provided by the general corporation law of the jurisdiction of the Company’s incorporation.

               (c) At the Closing, there will be reserved and available for issuance up to 693,613 shares of Common Stock available to be issued upon the exercise of Options outstanding as of the date hereof, and up to 1,000,000 shares of Common Stock available to be issued upon exercise of options subsequently issued to employees or directors of, consultants and advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including at least one of Andrew Schiff or Brett Zbar, or their successors approved or elected by a majority of the holders of the Series B Preferred Stock. As of the Closing, no shares have been issued pursuant to restricted stock purchase agreements and options to purchase 693,613 shares have been granted and are currently outstanding. The Company has furnished to the Purchasers complete and accurate copies of the Stock Option Plans and forms of agreements used thereunder.
               (d) Section 2.2(d) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Closing including the number of shares of the following: (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock, vesting schedule and repurchase price; (ii) issued stock options, including vesting schedule and exercise price; (iii) stock options not yet issued but reserved for issuance; (iv) each series of Preferred Stock; and (v) warrants or stock purchase rights, if any. Except for (A) the conversion privileges of the Shares to be issued under this Agreement, (B) the rights provided in the Investors’ Rights Agreement and the Right of First Refusal and Co-Sale Agreement, and (C) the securities and rights described in Section 2.2(c) of this Agreement and Section 2.2(d) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Series B Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Series B Preferred Stock. Except as provided in Section 2.2(d) of the Disclosure Schedule, all outstanding shares of the Company’s Common Stock and all shares of the Company’s Common Stock underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than 180 days following the Company’s initial public offering pursuant to a registration statement filed with the Commission under the Securities Act.
               (e) None of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Certificate of Determination, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.
          2.3. Subsidiaries. Section 2.3 of the Disclosure Schedule sets forth a true and complete list of all Subsidiaries, listing for each Subsidiary its name, type of entity, the jurisdiction and date of its incorporation or organization, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the current ownership of such shares, partnership interests or similar ownership interests. No Subsidiary has any preferred securities outstanding or any stock options outstanding (or any obligation to issue any preferred securities or options). Other than the Subsidiaries set forth on Section 2.3 of the Disclosure Schedule, (i) there are no other corporations, partnerships, joint ventures, associations or other entities in which the Company or any Subsidiary (in whole or in part) owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same, and (ii) neither the Company nor any of its Subsidiaries is a member of (nor is any part of the business of any such Person conducted through) any partnership nor is any Company or any Subsidiary a participant in any joint venture or similar arrangement. Each Subsidiary of the Company is a corporation duly formed, validly existing and in good standing (or similar standing) under the laws of its jurisdiction of formation and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. Each Subsidiary is duly qualified to transact business and is in good standing (or similar standing) in each jurisdiction where the character of its business makes such qualification and good standing (or similar standing) necessary. All corporate action taken by each Subsidiary of the Company have been duly authorized and no Subsidiary has taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its articles of incorporation or by-laws (or similar organizational documents), each as amended. True and complete copies of the articles of incorporation and by-laws (or similar organizational documents), in each case as in effect on the date hereof, of each Subsidiary have been delivered by the Company to the Purchasers.
          2.4. Authorization. All corporate action required to be taken by the Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Closing and the Common Stock issuable upon conversion of the Shares, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement and the Indemnification Agreement may be limited by applicable federal or state securities laws.
          2.5. Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Section 2.6(ii) below, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Charter, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 3 of this Agreement, and subject to Section 2.6 below, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws.
          2.6. Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Determination, which will have been filed as of the Closing, and (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.
          2.7. Litigation; Product Liability.
               (a) There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened in writing (i) against the Company or any officer, director or Key Employee of the Company; (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.
               (b) Since January 1, 2003, no Product Warranty or similar claims have been made against the Company or affecting any of the Company’s Assets or operations except routine claims as to which, in the aggregate, losses and expenses in respect of service costs and repair or replacement of merchandise were not material to the Company. The Company has not received notice or information as to any claim or allegation of personal injury, death, or property or economic damages, any claim for punitive or exemplary damages, any claim for contribution or indemnification, or any claim for injunctive relief in connection with any Products. Since January 1, 2003, the Company has not been required to file any notification or other report with, or provide information to, any Governmental Authority or product safety standards group concerning actual or potential defects or hazards with respect to any Products. All Products that are required to meet the requirements to be registered by the EPA, the FDA, or other Governmental Authority, have been so registered.
          2.8. Intellectual Property.
               (a) The Company owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company. Except as set forth on Section 2.8 of the Disclosure Schedule, each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted. Section 2.8 of the Disclosure Schedule also lists all Company Intellectual Property. The Company has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement. For purposes of this Section 2.8, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to U.S. patent laws.
               (b) From and after the Closing, the names “Planet Technologies” and “Planet Biopharmaceuticals” and all similar or related names, marks and logos or any other names, marks and logos used in connection with the business of the Company (all such names, marks and logos being the “Company Marks”) shall be owned by the Company, that no other Person shall have any rights in the Company Mark.

          2.9. Compliance with Laws; Other Instruments. The Company has conducted and continue to conduct its business in material compliance with all foreign, federal, national, supranational, state, provincial, local or similar statutes, laws, ordinances, regulations, rules, codes, orders, requirements or rules of law (including common law) (collectively, “laws”), and governmental orders, applicable to the Company or its assets or business, including, but not limited to The Telephone Consumer Protection Act, and The Federal Telemarketing Consumer Fraud and Abuse Act of 1994, and the Company is not in violation of any such law or governmental order. The Company has not received any communication from any Governmental Authority that alleges that the Company is in violation in any material respect of any such law or governmental order. The Company is not in violation or default (i) of any provisions of its Charter, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.
          2.10. Agreements; Actions.
               (a) Except for the Transaction Agreements, except as disclosed on Section 2.10(a) of the Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that (i) involve obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000, (ii) involve the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) involve the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, (iv) involve indemnification by the Company with respect to infringements of proprietary rights, (v) involve the Company and any entity in which any officer, director, shareholder or employee of the Company has any interest, (vi) require the Company to make any payment upon consummation of the transactions contemplated hereby, or upon any subsequent sale of the Company or all or substantially all of its assets or (vii) restrict the ability of the Company to compete in any jurisdiction. Section 2.10(a) of the Disclosure Schedule also set forth each other agreement, understanding, instruments or contract which is material to the business of the Company.
               (b) Except as disclosed on Section 2.10(b) of the Disclosure Schedule, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $20,000 or in excess of $100,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of subsections (b) and (c) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.
               (c) The Company is not a guarantor or indemnitor of any indebtedness of any other Person.
               (d) The Company has not engaged in the past three (3) months in any discussion with any representative of any Person regarding (i) a sale or exclusive license of all or substantially all of the Company’s assets, or (ii) any merger, consolidation or other business combination transaction of the Company with or into another Person (except as provided for in Section 2.24).
          2.11. Certain Transactions.
               (a) Except as disclosed on Section 2.11 lf the Disclosure Schedule, and other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors (previously provided to the Purchasers or their counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.
               (b) The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers or employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company or (iii) financial interest in any contract with the Company.
          2.12. Rights of Registration and Voting Rights. Except as provided in the Investors’ Rights Agreement, and except for registration rights that have either been cancelled prior to the date hereof or irrevocably waived for the period of time in which a holder of Series B Preferred Stock (whether with respect to their Series B Preferred Stock or the underlying Common Stock) has registration rights in respect thereof, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.
          2.13. Assets; Absence of Liens. The Company owns, leases or has the legal right to use all of the assets used or intended to be used in the conduct of its business or otherwise owned, leased or used by the Company, and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Company or in or relating to the conduct of its business (collectively, the “Assets”). The Assets constitute all of the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the business of the Company. At all times since the December 31, 2006, the Company has caused the Assets to be maintained in accordance with good business practice, and all of the Assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended to be used. The Assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the Assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.
          2.14. Financial Statements. The Company has delivered to each Purchaser audited financial statements for the Company the fiscal years ended December 31, 2005 and December 31, 2006 and unaudited financial statements for the six-month period ended June 30, 2007 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end adjustments. Except as set forth in Section 2.14 of the Disclosure Schedule, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2007 and (ii) obligations under contracts and commitments incurred in the ordinary course of business. The Company maintains a standard system of accounting established and administered in accordance with U.S. generally accepted accounting principles, and will, after the Closing, maintain a standard system of accounting established and administered in accordance with U.S. generally accepted accounting principles.
          2.15. Changes. Except as set forth on Section 2.15 of the Disclosure Schedule, since December 31, 2006 there has not been:

               (a) any change in the business operations, assets, liabilities, condition (financial or otherwise), prospects or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;
               (b) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;
               (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;
               (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;
               (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;
               (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;
               (g) any resignation or termination of employment of any officer or Key Employee of the Company;
               (h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;
               (i) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;
               (j) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;
               (k) any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;
               (l) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;
               (m) to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

               (n) any arrangement or commitment by the Company to do any of the things described in this Section 2.15.
          2.16. Employee Matters.
               (a) As of the date hereof, the Company employs twenty-three (23) full-time employees and three (3) part-time employees and engages five (5) consultants or independent contractors. Section 2.16 of the Disclosure Schedule sets forth a detailed description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of the Company who received compensation in excess of $50,000 for the fiscal year ended December 31, 2006 or is anticipated to receive compensation in excess of $50,000 for the fiscal year ending December 31, 2007.
               (b) To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.
               (c) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable foreign, federal and state equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. The Company has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.
               (d) To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Section 2.16 of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Section 2.16 of the Disclosure Schedule, the Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.
               (e) The Company has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Company’s board of directors.
               (f) Section 2.16 of the Disclosure Schedule contains a true and complete list of each Business Benefit Plan that as of the date of this Agreement is sponsored, maintained, or contributed to by the Company for the benefit of Business Employees. Except as set forth on Section 2.16 of the Disclosure Schedule, the Company has made all required contributions and has no liability to any Business Benefit Plan, and has complied in all material respects with all applicable laws for any Business Benefit Plan. With respect to each Business Benefit Plan, the Company has made available to the Purchasers a true, complete and correct copy of each (or in the case of any unwritten Business Benefit Plan, a written description thereof) and, to the extent applicable, (i) the most recent summary plan description (or similar document) for each Business Benefit Plan for which such a summary plan description is required by applicable law or was otherwise provided to plan participants or beneficiaries, (ii) any related trust agreements or funding instruments or agreements (whether now in effect or required in the future as a result of the transaction contemplated by this Agreement), (iii) a summary of any amendments or changes that the board of directors of the Company has approved or that have been communicated to employees as likely to be implemented within the twelve months immediately following the date hereof, and (iv) the most recent (A) Form 5500 and attached schedules, (B) financial statements and (C) actuarial valuation reports. Each Business Benefit Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code, and all other applicable law; (ii) no “prohibited transaction” (as defined in Section 3975 of the Code or Section 306 of ERISA) has occurred that would reasonably be expected to subject the Company to the tax or sanctions on prohibited transactions imposed by Section 3975 of the Code or Title I of ERISA, and (iii) no “reportable event” (as defined in Section 30143 of ERISA) has occurred that would reasonably be expected to result in liability on the part of the Company or any Subsidiary and (iv) each U.S. Business Benefit Plan that is intended to qualify under Section 301(a) of the Code has received an IRS favorable determination letter. Neither the Company nor any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code), contributes to, sponsors, maintains or has any liability or obligation with respect to (i) a pension plan (within the meaning of Section 3(2) of ERISA) subject to Section 312 of the Code or Title IV of ERISA; (ii) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA); or (iii) a multiple employer plan for which, in the case of each of clauses (i), (ii) or (iii), the Company or any member of its Controlled Group would reasonably be expected to incur liability under Title IV of ERISA. With respect to any Business Benefit Plan: (i) no actions, suits or claims (other than routine claims for benefits) are pending or, to the Company’s knowledge, threatened, (ii) to the knowledge of the Company, no facts or circumstances exist that could give rise to any such actions, suits or claims (other than routine claims for benefits), and (iii) no investigation, audit or other administrative proceeding by the U.S. Department of Labor, the U.S. Internal Revenue

Service, or the U.S. Pension Benefit Guaranty Corporation are pending. Except as set forth in Section 2.16 of the Disclosure Schedule, no Business Benefit Plan exists that, as a result of the execution of this Agreement or the transactions contemplated hereby would: (i) trigger the payment of severance pay or increase the severance pay upon any termination of employment after the date of this Agreement, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any Business Benefit Plan, (iii) cause the Company to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award, or (iv) result in payments that would not be deductible by reason of the application of Section 280G of the Code.
               (g) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.
               (h) To the Company’s knowledge, none of the Key Employees or directors of the Company has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated any foreign, federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.
          2.17. Tax Returns and Payments. There are no foreign, federal, state, county, local or foreign taxes dues and payable by the Company which have not been timely paid. There are no accrued and unpaid foreign, federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable Governmental Authority. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.
          2.18. Insurance. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed. In addition, the Company has in full force and effect product liability insurance, employee practices insurance and directors and officers insurance policies which are reasonable in scope and amount in light of the risks attendant to the businesses in which the Company is or has been engaged.
               2.19. Confidential Information and Invention Assignment Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality, proprietary information, inventions, non-competition (with 24-month post termination tail), non-solicitation (with 24-month post termination tail) and non-disparagement substantially in the form or forms delivered to the counsel for the Purchasers (the “Confidential Information Agreements”). No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement. The Company is not aware that any of its Key Employees is in violation thereof.
               2.20. Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.
               2.21. Corporate Documents. The Charter is in the form provided to the Purchasers. The copy of the minute books of the Company provided to the Purchasers contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders for the past three (3) years and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.
               2.22. Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect (a) the Company is and has been in compliance with all Environmental Laws; (b) the Company has not received any notice of any action under or relating to any Environmental Law, and to the Company’s knowledge, no such action is threatened; (c) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; and (d) the Company has not contractually assumed any liability of any other Person under or relating to any Environmental Laws. The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.
               2.23. Commission Reports; Financial Statements. Except as set forth on Section 2.23 of the Disclosure Schedule, since January 1, 2005, the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, (or such shorter period as the Company was required by law to file such material) (the foregoing materials are collectively referred to herein as the “Commission Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such Commission Reports prior to the expiration of any such extension. The Company has delivered to the Purchasers a copy of all Commission Reports filed within the 10 days preceding the date hereof. As of their respective dates, the Commission Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the Commission Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company is subject are included as part of or specifically identified in the Commission Reports. The Company has less than 300 stockholders, and has less than $25,000,000 in assets. Customers and Suppliers.
                    (a) Listed in Section 2.24(a) of the Disclosure Schedule are the names and addresses of each of the twenty most significant customers (by revenue) of the Company for the twelve-month period ended June 30, 2007 and the amount for which each such customer was invoiced during such period. The Company has not received any notice or has any reason to believe that any significant customer has ceased, or will cease, to use the products, equipment, goods or services of the Company, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.
                    (b) Listed in Section 2.24(b) of the Disclosure Schedule are the names and addresses of each of the twenty most significant suppliers (by cost) of raw materials, supplies, merchandise and other goods for the Company for the twelve-month period ended June 30, 2007 and the amount for which each such supplier invoiced the Company during such period. The Company has not received any notice or has any reason to believe that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Company at any time after the Closing on terms and conditions substantially similar to those used in its current sales to the Company, subject only to general and customary price increases. None of the raw materials, supplies, merchandise and other goods supplied to the Company are such that they are not generally available in the market from more than one source.
               2.24. Antigen SPA; Antigen Financial Statements. To the Company’s knowledge, each of the representations and warranties set forth in Sections 6 and 7 of the Antigen SPA are true and correct in all respects as of the Closing (other than any such representations and warranties that, by their terms, refer to a specific date other than the Closing, in which case such representations and warranties shall be true and correct in all respects as of such specific date). Each of the representations and warranties set forth in Section 8 of the Antigen SPA are true and correct in all respects as of the Closing (other than any such representations and warranties that, by their terms, refer to a specific date other than the Closing, in which case such representations and warranties shall be true and correct in all respects as of such specific date). All such representations and warranties are hereby incorporated herein as if set forth herein in their entirety, as delivered by the Company to the Purchasers (but with respect to the representations and warranties set forth in Sections 6 and 7 of the Antigen SPA, qualified by the Company’s knowledge). Each of the conditions to closing set forth in the Antigen SPA have been fully satisfied, and have not been waived. Each of the covenants set forth in the Antigen SPA, with respect to any actions required to take place on or prior to the closing contemplated under the Antigen SPA, have been performed in all respects. To the Company’s knowledge, no breach has occurred under the Antigen SPA, and there exists no basis, as of the date hereof, for any indemnity claim thereunder. A true and complete copy of the Antigen SPA (as in effect on the date hereof) has been provided to the Purchasers. The Company has delivered to each Purchaser audited financial statements for Antigen for the year ended December 31, 2007 (the “Antigen Financial Statements”). The Antigen Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Antigen Financial Statements fairly present in all material respects the financial condition and operating results of Antigen as of the dates, and for the periods, indicated therein, subject to normal year-end adjustments. Except as set forth in Section 2.25 of the Disclosure Schedule, to the Company’s knowledge, Antigen has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2007 and (ii) obligations under contracts and commitments incurred in the ordinary course of business.
               2.25. Disclosure. To the Company’s knowledge, no representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchasers at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.
               2.26. Reincorporation/Merger. The Company has provided to the Purchasers true and correct copies of all documents respecting the Company’s proposed reincorporation to Delaware, as contemplated by Section 6.1. Such documents shall not be amended or otherwise modified absent the prior written consent of the Purchasers.
     3. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:
               3.1. Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.
               3.2. Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchasers’ representation to the Company, which by the Purchasers’ execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchasers’ own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.
               3.3. Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.
               3.4. Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale except as set forth in the Investors’ Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.
               3.5. No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.
               3.6. Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:
                    (a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

                    (b) Any legend set forth in, or required by, the other Transaction Agreements.
                    (c) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.
               3.7. Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
               3.8. No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.
               3.9. Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.
     4. Conditions to the Purchasers’ Obligations at Closing. The obligations of each Purchaser to purchase Shares at the Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:
               4.1. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of such Closing, other than any such representations and warranties that, by their terms, refer to a specific date other than Closing, in which case such representations and warranties shall be true and correct in all respects as of such specific date.
               4.2. Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.
               4.3. Compliance Certificate. The President of the Company shall deliver to the Purchasers at such Closing a certificate certifying that the conditions specified in this Section 4 have been fulfilled.
               4.4. Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

               4.5. Opinion of Company Counsel. The Purchasers shall have received from Blanchard, Krasner & French, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit J attached to this Agreement.
               4.6. Board of Directors. As of the Closing, the size of the Board of Directors shall be five, and the Board of Directors shall be comprised of Scott Glenn (who will be the initial chairperson), Tom Willoughby (who will be the initial vice-chairperson), Edward J. Steube, Andrew Schiff and Brett Zbar. As of the Closing, Andrew Schiff and Brett Zbar shall be appointed to each committee of the Board of Directors, and the board of directors of each Subsidiary.
               4.7. Indemnification Agreement. The Company and all directors shall have executed and delivered the Indemnification Agreement.
               4.8. Investors’ Rights Agreement. The Company and each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder) and the other stockholders of the Company named as parties thereto shall have executed and delivered the Investors’ Rights Agreement.
               4.9. Right of First Refusal and Co-Sale Agreement. The Company, each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), and the other stockholders of the Company named as parties thereto shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.
               4.10. Voting Agreement. The Company, each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.
               4.11. Certificate of Determination. The Company shall have filed the Certificate of Determination with the Secretary of State of California on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.
               4.12. Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing a certificate certifying (i) the Articles, the Certificate of Determination and By-Laws of the Company, (ii) the good standing (or similar standing) of the Company and each of its Subsidiaries, and (iii) resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements.
               4.13. Consulting Agreement. Scott Glenn shall have executed and delivered a consulting agreement with the Company reasonably satisfactory to each Purchaser.
               4.14. Employment Agreement. The Company shall have provided a copy of Tom Willoughby’s employment contract to each Purchaser for its review.

               4.15. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.
               4.16. De-Registration. Unless advised by the Commission, orally or in writing, not to file a Form 15 prior to obtaining a response to its no action request letter, the Company will file a Form 15 with the Commission prior to or concurrently with Closing to terminate the registration of the shares of Common Stock under Section 12(g) of the Exchange Act. If advised by the Commission not to file a Form 15 prior to or concurrently with the Closing, the Company shall file a Form 15 with the Commission at the earliest possible date that will result in an effective filing of the Form 15 in the reasonable judgment of counsel to the Company, but not later than January 2, 2008.
               4.17. Operating Budget. Each Purchaser shall have approved the Company’s operating budget for 2008 through 2010.
               4.18. Acquisition of Antigen. The Company shall concurrently consummate the acquisition of Antigen pursuant to the terms of the Antigen SPA.
               4.19. FDA Matters. The Company shall have successfully completed a pre-IND meeting for sublingual immunotherapy between the FDA and Antigen; provided that in the event that the pre-IND meeting has not occurred prior to Closing, the Company shall have prepared a regulatory plan that is reasonably acceptable to each Purchaser.
               4.20. Consents. The Company shall have received all approvals and consents necessary to undertake the transactions contemplated by this Agreement.
               4.21. Material Adverse Change. No event has occurred that is reasonably like to cause a Material Adverse Effect.
               4.22. Management Rights. A Management Rights Letter shall have been executed by the Company and delivered to each Purchaser.
               4.23. Employment Agreement Amendments. At the Closing, the Company will deliver to the Purchaser amendments to the employment agreements of Ed Steube and Francesca DiNota, pursuant to which they each agree that during their employment with the Company, and for a period of two years thereafter, they shall not work or otherwise assist certain specified companies and any other company licensed to sell allergen antigen extracts in the U.S.
     5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to the Purchasers at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

               5.1. Delivery of the Purchase Price. Each Purchaser shall have delivered to the Company the aggregate purchase price payable by such Purchaser pursuant to Section 1.2(b).
               5.2. Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.
               5.3. Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.
               5.4. Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority or regulatory body that are required in connection with the lawful issuance and sale of the Share pursuant to this Agreement shall be obtained and effective as of the Closing.
               5.5. Investors’ Rights Agreement. Each Purchaser shall have executed and delivered the Investors’ Rights Agreement.
               5.6. Right of First Refusal and Co-Sale Agreement. Each Purchaser and the other stockholders of the Company named as parties thereto shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.
               5.7. Voting Agreement. Each Purchaser and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.
     6. Miscellaneous.
               6.1. Reincorporation. The Company hereby covenants and agrees that during the five business day period commencing on the effective date of the deregistration of the Company under Section 12(g) of the Securities Exchange Act of 1934 following the filing of Form 15 pursuant to Section 4.16 of this Agreement, the Company shall (a) reincorporate as a Delaware corporation, and (b) adopt, and file with the Delaware Secretary of State, the Amended and Restated Certificate of Incorporation, unless the Board with vote of Andrew Schiff and Brett Zbar (or their successors elected by the holders of the Series B Preferred Stock) determines otherwise. The Company shall use its best efforts in connection with the foregoing.
               6.2. Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and each Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company.
               6.3. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
               6.4. Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
               6.5. Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile or PDF signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
               6.6. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
               6.7. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.7. If notice is given to the Company, a copy shall also be sent to Robert W. Blanchard, Blanchard, Krasner & French, 800 Silverado Street, Second Floor, La Jolla, CA 92037, as counsel to the Company, and if notice is given to the Purchasers, a copy shall also be given to Todd A. Finger, McKee Nelson LLP, One Battery Park Plaza, 34th Floor, New York, NY, 10004, as counsel to Aisling Capital II, LP.
               6.8. No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
               6.9. Fees and Expenses. At the Closing, the Company shall reimburse Aisling Capital II, LP for its fees and expenses in respect of its business, financial and legal, clinical and a patent and intellectual property due diligence and review, the fees and expenses of its legal counsel(s), and such other out-of-pocket expenses related to the consummation of the financing contemplated herein, in an amount not to exceed, in the aggregate, $100,000.
               6.10. Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
               6.11. Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and each of the Purchasers. Any amendment or waiver effected in accordance with this Section 6.11 shall be binding upon the Purchasers and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.
               6.12. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
               6.13. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
               6.14. Entire Agreement. This Agreement (including the Exhibits hereto), the Certificate of Determination and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
               6.15. Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of the U.S. District Court for the State of Delaware, Wilmington County, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of the U.S. District Court for the State of Delaware, Wilmington County, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the State of Delaware or any court of the State of Delaware, Wilmington County, having subject matter jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM.
               6.16. No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. The Purchaser shall have the right, in it sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

PLANET TECHNOLOGIES, INC.

By:
Name:	Edward J. Steube
Title:	President and Chief Executive Officer

WINDAMERE III, LLC

By:

Name:	Scott Glenn
Title:	Managing Member

TOM WILLOUGHBY

AISLING CAPITAL II, LP

By:
Name:
Title:

EXHIBIT A
SCHEDULE OF PURCHASERS

	Number of Shares to be
Purchaser	Purchased	Consideration

Aisling Capital II, L.P. 888 Seventh Avenue, 30th Floor New York, NY 10106 Attn: Andrew Schiff Tel.: (212) 651-6380	3,000,000	$18,000,000.00

Windamere III, LLC c/o Windamere Venture Partners 6402 Cardeno Drive La Jolla, Ca 92037 Attn: Scott L. Glenn Tel.: (858) 456-2252	83,333	$500,000.00

Tom Willoughby PO Box 123 30-34 South Main Street Liberty, Missouri 64068	233,333	$1,399,999.98

Total	3,316,667	$19,899,99.98

CERTIFICATE OF DETERMINATION OF PREFERENCES
OF THE SERIES B PREFERRED STOCK
PLANET TECHNOLOGIES, INC.
     We, the undersigned, being the Chief Executive Officer and the Chief Financial Officer and Secretary, respectively, of Planet Technologies, Inc. (“The Corporation” or “The Company”), a corporation organized and existing under and by virtue of the provisions of the laws of the State of California, DO HEREBY CERTIFY:
     FIRST: We are the duly elected and acting Chief Executive Officer and Chief Financial Officer, respectively, of the Company;
     SECOND: The Articles of Incorporation of Planet Technologies, Inc., as amended and restated, (the “Articles”) authorizes the issuance of 5,000,000 shares of Preferred Stock, no par value per share (“Preferred Stock”);
     THIRD: Pursuant to the Articles, the Board of the Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares constituting and the designation of said series;
     FOURTH: Acting pursuant to aforementioned authority, the Board of Directors has adopted the following resolutions to determine and fix the rights, preferences, privileges and restrictions relating to a series of Preferred Stock, to be known as the Series B Preferred Stock, with 3,316,667 such shares authorized, none of the shares of such series having been issued;
     NOW, THEREFORE, BE IT RESOLVED, that 3,316,667 shares of presently authorized but unissued Preferred Stock, no par value per share, are hereby determined to be and shall be a series of said Preferred Stock hereby designated as the “Series B Preferred Stock”; and
     A. This series of preferred stock of this Corporation shall be designated as the “Series B Preferred Stock.”
     B. The number of shares constituting the Series B Preferred Stock shall be Three Million, Three Hundred and Sixteen Thousand, Six Hundred and Sixty Seven (3,316,667) shares.
     C. The rights, preferences, privileges, restrictions and other matters relating to the Series B Preferred Stock are as follows:
     1. Dividends.
     The holders of outstanding shares of Series B Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefore. The right to receive dividends on such shares shall be cumulative, and shall accrue to holders of Series B Preferred Stock from day to day whether or not declared

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or paid in any calendar year or other period. Such dividend shall accrue from the date of issuance of any shares of Series B Preferred Stock at a rate per annum of $0.48 per share of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to Series B Preferred Stock) (the “Series B Dividend Preference”). Except as contemplated by the following sentence, the Series B Dividend Preference shall only be paid in the event of (i) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or Deemed Liquidation (as defined in Subsection 2.3.1), (ii) upon any redemption pursuant to Section 6, or (iii) the closing of the sale of shares of Common Stock to the public (but not including a Qualified IPO (as defined in Section 5.1) that occurs within eighteen months of the date hereof). Further, the Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable solely in shares of Common Stock) unless (i) the holders of the Series B Preferred Stock then outstanding shall first receive the Series B Dividend Preference and (ii) after payment of the Series B Dividend Preference the remainder of such dividends are declared or paid pro rata among the holders of the Preferred Stock and Common Stock on a per share basis (as if all shares of Preferred Stock had been converted into Common Stock immediately prior to the payment of such dividends) (such amount payable to the holders of the Series B Preferred, the “Series B Dividends”). Any Series B Dividends that become payable hereunder shall be paid in cash. The “Series B Original Issue Price” shall mean $6.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. Notwithstanding the foregoing, in the event that the Corporation determines, subject to Section 3.3 and without limitation to Section 2, including Section 2.3, to distribute the proceeds (cash or otherwise) resulting from any sale or other transfer of its securities or sale, license and/or other transfer of its assets (other than any sale, license or other transfer of its assets effected in the ordinary course of business of the Corporation for which the Corporation is not required to obtain any consent pursuant to Section 3.3), the proceeds resulting therefrom (including in respect of any ongoing payments, such as a royalty or milestone payment) shall be distributed in accordance with Sections 2.1 and 2.2, and not this Section 1.
     2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.
          2.1 Preferential Payments to Holders of Series B Preferred Stock. Subject to the final sentence of this Subsection 2.1, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or any Deemed Liquidation Event (as defined in Subsection 2.3.1), the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, pursuant to the laws of the State of California, before any payment shall be made to the holders of any other shares of capital stock of the Company by reason of their ownership thereof, a cash amount per share equal to the Series B Original Issue Price, plus any Series B Dividends accrued but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders, pursuant to the laws of the State of California, shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the

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assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Notwithstanding the foregoing, any payment payable pursuant to this Subsection 2.1 shall be pari passu with any payment payable to the holders of Redemption Notes (as defined Subsection 6.1) pursuant to Subsection 6.1 upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or any Deemed Liquidation Event.
     2.2 Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series B Preferred Stock pursuant to Subsection 2.1, the remaining assets of the Corporation available for distribution to its stockholders, pursuant to the laws of the State of California, shall be distributed among the holders of the shares of Series B Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation. The aggregate amount which a holder of a share of Series B Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Series B Liquidation Amount”; provided, however, if the Series B Liquidation Amount exceed the sum of (x) $21.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) per share of Series B Preferred Stock plus (y) any Series B Dividends accrued but unpaid thereon (determined on a per share basis) (the sum of (x) and (y), the “Liquidation Conversion Amount”), then the holders of outstanding shares of Series B Preferred Stock shall instead receive the amount such holder of Series B Preferred Stock would have received if the shares of Series B Preferred Stock were converted to shares of Common Stock prior to the Liquidation (but in no event less than the Liquidation Conversion Amount).
     2.3 Deemed Liquidation Events.
               2.3.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of a majority of the outstanding shares of Series B Preferred Stock elect otherwise by written notice sent to the Corporation at least five (5) days prior to the effective date of any such event:
                    (a) a merger or consolidation in which
(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock

3

that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or
                    (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation or where the holders of the capital stock immediately prior to such disposition (as such) hold immediately following such disposition at least a majority of the voting power and economic interest of the entity to whom the assets were transferred; or
                    (c) any other transaction or series of related transactions in which at least 60% of the equity or voting power of the capital stock of the Corporation is transferred.
               2.3.2 Effecting a Deemed Liquidation Event. The Corporation shall not have the power to effect a Deemed Liquidation Event unless (i) the agreement relating to such transaction provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 or (ii) the holders of both (A) at least a majority of the then outstanding shares of Series B Preferred Stock and (B) the aggregate principal amount of any then outstanding Redemption Notes, specifically approve (whether at a duly called meeting of the Series B Preferred Stockholders or by a valid written consent in lieu of a meeting) the allocation of such consideration in a manner different from that provided in Subsections 2.1 and 2.2.
               2.3.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such liquidation, dissolution or winding up of the Corporation, or Deemed Liquidation Event, shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation; provided, however, that if the amount involved could reasonably be determined to exceed $100,000 and the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting together as a single class, notify the Board of Directors within fifteen (15) days after receiving from the Corporation written notification of the determination of such fair market value that they disagree with such determination, the Board of Directors, subject to the approval by an affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, shall agree upon a fair market value of the relevant property. Any securities to be distributed to stockholders shall be valued as follows:
          (i) Valuation of Securities Subject to Investment Letter. Securities

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not subject to investment letter or other similar restrictions on free marketability:
          (a) if the securities are then traded on a national securities exchange or the NASDAQ National Market (or similar national quotation system), then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange or system for the ten (10) consecutive trading days ending five (5) trading days prior to the distribution; and
          (b) if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities for the ten (10) consecutive trading days ending five (5) trading days prior to the distribution.
     (i) Valuation of Securities Not Subject to Investment Letter. The valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be reduced by an appropriate discount from the market value determined as above in Subsection 2.3.3 to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of Series B Preferred Stock.
     For the purposes of this Subsection 2.3, “trading day” shall mean any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” or “closing bid prices” shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange, the American Stock Exchange or NASDAQ, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day; and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.
     3. Voting.
          3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class.
          3.2 Election of Directors. The Board of Directors shall be composed of five

5

members; provided that at the election of holders of a majority of the outstanding Series B Preferred (the “Board Expansion Right”), the Board of Directors shall be increased by two members (the “Additional Series B Directors”), for a total of seven members. The holders of record of the shares of Series B Preferred Stock, exclusively as a separate class, shall be entitled to elect two directors of the Corporation (or four directors in the event that they exercise their Board Expansion Right) (including any Additional Series B Directors, the “Series B Directors”), and the holders of record of the shares of Common Stock and Series B Preferred Stock, voting together, shall be entitled to elect three directors of the Corporation. Except as otherwise required by law, any director elected as provided in the preceding sentences may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series B Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series B Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series B Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by all remaining Directors.
          3.3 Series B Preferred Stock Protective Provisions. In addition to any other consent required by law, at any time when shares of Series B Preferred Stock and/or Redemption Notes are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock (including any Unredeemed Shares (as defined in Subsection 6.1) as if held instead of Redemption Notes), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:
                    (a) amend, alter or repeal any provision of the Certificate of Incorporation (including the Certificate of Designations) or Bylaws of the Corporation;
                    (b) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock pari passu or senior to the Series B Preferred Stock or increase or decrease the authorized number of shares of Series B Preferred Stock or Common Stock;

6

                    (c) enter into, or effect, a merger, consolidation, sale of all or substantially all of the assets of the Corporation (including a Deemed Liquidation) or otherwise liquidate, dissolve or wind-up the business and affairs of the Corporation;
                    (d) declare or pay any dividend on the Common Stock or other junior securities;
                    (e) alter or change the rights, preferences, privileges or restrictions of the shares of the Series B Preferred Stock (whether by merger, consolidation or otherwise);
                    (f) redeem, purchase or otherwise acquire (or permit any subsidiary to purchase or redeem), any shares of capital stock of the Corporation other than (i) the repurchase of shares of Common Stock pursuant to a written benefit plan or employment or consulting agreement (approved by the Board of Directors), (ii) the repurchase of any equity securities in connection with the Corporation’s right of first offer pursuant to an agreement executed by the Corporation or (iii) the cash payment for fractional shares upon the conversion of the Series B Preferred Stock into shares of Common Stock;
                    (g) increase or decrease the authorized number of directors constituting the Board of Directors;
                    (h) approve any sale, license or other transfer of any intellectual property of the Corporation, other than licenses made in the ordinary course of the Corporation’s business;
                    (i) approve material changes to the Corporation’s business plan; or
                    (j) amend the Investor Rights Agreement, the Voting Agreement or the Right of First Refusal and Co-Sale Agreement.
     The foregoing shall be without limitation to any approvals required under law by the Board of Directors.
          3.4 The Corporation will not permit any of its direct or indirect subsidiaries to take any of the actions specified in Section 3.3, other than payment of dividends to the direct or indirect subsidiaries’ parent entity, absent the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock (including any Unredeemed Shares as if held instead of Redemption Notes), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.
     4. Optional Conversion.
     The holders of the Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
          4.1 Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without

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the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined in the following sentence) in effect at the time of conversion. The “Series B Conversion Price” shall initially be equal to $2.25, so initially each share of Series B Preferred Stock (if convertible on the date hereof) would be convertible into two and two-thirds shares of Common Stock. Such initial Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.
          4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.
          4.3 No Conversion. For so long as the shares of Common Stock remain registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and for a period of 61 days thereafter, the number of shares of Common Stock that may be acquired by any holder upon any conversion of Series B Preferred Stock (or otherwise in respect of the Series B Preferred Stock) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by all stockholders and their respective Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the stockholder’s for purposes of Section 13(d) of the Exchange Act (including, without limitation, any other members of any “group” (within the meaning of Rule 13d-5(b) promulgated under the Exchange Act), does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion); provided, however, that this Section 4.3 shall terminate and be of no further force and effect upon the first to occur of (i) June 1, 2008, (ii) such earlier date as the Company shall have no class of securities registered under Section 12(g) of the Exchange Act, and (iii) the consummation of a Qualified IPO, or any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or any Deemed Liquidation Event. Each delivery of a notice of conversion by a holder of Series B Preferred Stock will constitute a representation by such holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of shares of Common Stock requested in such notice of conversion is permitted under this paragraph. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.
          4.4 Mechanics of Conversion.
               4.4.1 Notice of Conversion. In order for a holder of Series B Preferred Stock to voluntarily convert shares of Series B Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series B Preferred

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Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series B Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver to such holder of Series B Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, a certificate for the number (if any) of the shares of Series B Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, and cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any declared but unpaid dividends on the shares of Series B Preferred Stock converted.
               4.4.2 Reservation of Shares. The Corporation shall at all times when the Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series B Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series B Conversion Price.
               4.4.3 Effect of Conversion. All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and

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terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon and payment of any fractional shares. Any shares of Series B Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.
               4.4.4 No Further Adjustment. Upon any such conversion, no adjustment to the Series B Conversion Price shall be made for any declared but unpaid dividends on the Series B Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.
               4.4.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.
          4.5 Adjustments to Series B Conversion Price for Diluting Issues.
               4.5.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:
               (a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
               (b) “Series B Original Issue Date” shall mean the date on which the first share of Series B Preferred Stock was issued.
               (c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.
               (d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.5.3 below, deemed to be issued) by the Corporation after the Series B Original Issue Date, other than the following shares of Common Stock, and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively “Exempted Securities”):
(i)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series B Preferred Stock;

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(ii)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.6, 4.7, 4.8 or 4.9; or

(iii)	up to 693,613 shares of Common Stock issued upon the exercise of Options outstanding as of the date hereof, and up to 1,000,000 shares of Common Stock issued upon exercise of Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation and the affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class;

(iv)	shares of Common Stock or rights to purchase Common Stock issued pursuant to any debt or lease financing arrangement with a bank or similar financial services company approved by the Board of Directors of the Corporation and the affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.
               4.5.2 No Adjustment of Series B Conversion Price. No adjustment in the Series B Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series B Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
               4.5.3 Deemed Issue of Additional Shares of Common Stock.
                    (a) If the Corporation at any time or from time to time after the Series B Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained

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therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.
                    (b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series B Conversion Price pursuant to the terms of Subsection 4.5.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series B Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series B Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause  (b) shall have the effect of increasing the Series B Conversion Price to an amount which exceeds the lower of (i) the Series B Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series B Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.
                    (c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series B Conversion Price pursuant to the terms of Subsection 4.5.4 (either because the consideration per share (determined pursuant to Subsection 4.5.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series B Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series B Original Issue Date), are revised after the Series B Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.5.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
                    (d) Upon the expiration or termination of any unexercised

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Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series B Conversion Price pursuant to the terms of Subsection 4.5.4, the Series B Conversion Price shall be readjusted to such Series B Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.
                    (e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series B Conversion Price provided for in this Subsection 4.5.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.5.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series B Conversion Price that would result under the terms of this Subsection 4.5.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series B Conversion Price that such issuance or amendment took place at the time such calculation can first be made.
               4.5.4 Adjustment of Series B Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series B Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.5.3), without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to such issue, then the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:
                    CP2 = CP1* (A + B) ÷ (A + C).
For purposes of the foregoing formula, the following definitions shall apply:
                    (a) “CP2” shall mean the Series B Conversion Price in effect immediately after such issue of Additional Shares of Common Stock
                    (b) “CP1” shall mean the Series B Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;
                    (c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options

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outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series B Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);
                    (d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and
                    (e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.
               4.5.5 Determination of Consideration. For purposes of this Subsection 4.5, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:
                    (a) Cash and Property: Such consideration shall:
(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest and before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with such issuance;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; provided, however, that if the amount involved could reasonably be determined to exceed $100,000 and the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting together as a single class, notify the Board of Directors within fifteen (15) days after receiving from the Corporation written notification of the determination of such fair market value that they disagree with such determination, the Board of Directors, subject to the approval by an affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, shall agree upon a fair market value of the relevant property; and

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(iii)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.
                    (b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.5.3, relating to Options and Convertible Securities, shall be determined by dividing
(i)	the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.
               4.5.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series B Conversion Price pursuant to the terms of Subsection 4.5.4 then, upon the final such issuance, the Series B Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

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          4.6 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series B Original Issue Date effect a subdivision of the outstanding Common Stock, the Series B Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series B Original Issue Date combine the outstanding shares of Common Stock, the Series B Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.
          4.7 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series B Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series B Conversion Price then in effect by a fraction:
(1)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)	the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.
Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series B Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event.
          4.8 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive,

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a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series B Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event.
     4.9 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series B Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.5, 4.7 or 4.8), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series B Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series B Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series B Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.
     4.10 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series B Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series B Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series B Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series B Preferred Stock.
     4.11 Notice of Record Date. In the event:
                    (a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series B Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or

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other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or
          (b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or
          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series B Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series B Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series B Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.
     5. Mandatory Conversion.
          5.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $5.625 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $25,000,000 of gross proceeds to the Corporation (a “Qualified IPO”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.
          5.2 Procedural Requirements. All holders of record of shares of Series B Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series B Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series B Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any

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claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series B Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series B Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series B Preferred Stock converted. Such converted Series B Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.
     6. Redemption.
          6.1 Redemption. At any time on or after November 1, 2014, the holders of the then outstanding shares of Series B Preferred Stock may require the Corporation to redeem all or a portion of their shares of Series B Preferred Stock out of funds lawfully available therefor at a price equal to the Series B Original Issue Price plus any Series B Dividends accrued but unpaid thereon (the “Redemption Price”). Within five business days of receipt of a Redemption Notice, the Corporation shall provide written notice (the “Corporation Notice”) to all holders of Series B Preferred Stock stating that the Corporation has received a Redemption Notice and inviting each such holder to require redemption of all or a portion of their shares of Series B Preferred Stock by delivering notice to the Corporation within twenty business days of receipt of a Corporation Notice. The Corporation shall within 90 days after receipt by the Corporation of the Redemption Notice (the “Redemption Date”) be required to redeem all shares of Series B Preferred Stock requested to be redeemed. On the Redemption Date, the Corporation shall redeem all shares of Series B Preferred Stock for which a request for redemption has been made; provided that if the Corporation does not have sufficient funds legally available to redeem on the Redemption Date all such shares, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such Series B Preferred Stock (requested to be redeemed) out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares by issuance of a secured note (a “Redemption Note”), which shall be secured by all of the assets of the Corporation (and senior to any other indebtedness of the Corporation other than indebtedness owed to a banking or similar institution which is senior to the Redemption Notes); provided further that if the legally

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available funds are not sufficient to redeem all of the shares of Series B Preferred Stock that otherwise would have been redeemed then any holder of Series B Preferred Stock who so elected to redeem may in its sole and absolute discretion elect to receive a Redemption Note, in lieu of a cash payment, for the entire amount of proceeds otherwise payable with respect to such shares that were to be redeemed (the shares that have not been redeemed for cash, after giving effect to the foregoing proviso, are referred to as the “Unredeemed Shares”). For purposes of any consent or approval required under the Certificate of Determination, including Subsections 3.3 and 3.4, Unredeemed Shares shall be deemed to be outstanding. Each Redemption Note shall accrue interest at a rate of 8% per annum (whether or not declared), which shall compound annually. The Corporation shall pay the Redemption Notes, pro rata among the holders thereof based on the balance then outstanding, immediately out of funds legally available therefore. In the event of any liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event while the Redemptions Notes are outstanding, holders of the Redemption Notes shall be entitled to receive the greater of (i) an amount that is not less than what they would have otherwise received had they held all Unredeemed Shares of Series B Preferred Stock at the time of the Deemed Liquidation Event, and (ii) the face value of the Redemption Notes (together with accrued interest thereof), such amount to be paid pari passu with the holders of the Series B Preferred Stock in accordance with Subsection 2.1.
          6.2 Surrender of Certificates; Payment. On or before the Redemption Date, each holder of shares of Series B Preferred Stock to be redeemed on the Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series B Preferred Stock represented by a certificate are redeemed (including shares of Series B Preferred Stock for which the Redemption Price has not yet been paid), a new certificate representing the unredeemed shares of Series B Preferred Stock shall promptly be issued to such holder.
          6.3 Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series B Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that the certificates evidencing any of the shares of Series B Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series B Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.
          6.4 Determination of Legally Available Funds. In any determination of funds legally available for the redemption of shares pursuant to this Section 6, the Corporation shall at

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all times act in good faith in the determination of such amount including, without limitation, retaining proper valuation experts and revaluing the Corporation’s statutory surplus, if appropriate.
          6.5 No Other Redemption. In no event shall the Corporation redeem any other of its securities while any shares of Series B Preferred Stock or Redemption Notes are outstanding.
     7. Redeemed or Otherwise Acquired Shares. Any shares of Series B Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series B Preferred Stock following redemption.
     8. Waiver. Any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of all holders of Series B Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding.
     9. Notices. Any notice required or permitted by the provisions of this Certificate of Determination to be given to a holder of shares of Series B Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.
Signature Page to Certificate of Determination to Follow

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     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Determination on November 2, 2007.

Ed Steube
Chief Executive Officer and President

Francesca DiNota
Chief Financial Officer and Secretary
     Each of the undersigned declares under penalty of perjury under the laws of the State of California that the matters contained in the foregoing certificate are true and correct of their own knowledge.

Ed Steube

Francesca DiNota

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AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
PLANET BIOPHARMACEUTICALS, INC.
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
     Planet Biopharmaceuticals, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
     DOES HEREBY CERTIFY:
          1. That the name of this corporation is Planet Biopharmaceuticals, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on September 6, 2007 under the name Planet Biopharmaceuticals, Inc.
          2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:
          RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:
          FIRST: The name of this corporation is Planet Biopharmaceuticals, Inc. (the “Corporation”).
          SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.
          THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.
          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) [to be determined by Board prior to filing, but not less than 15,000,000] shares of Common Stock, $.01 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $0.1 par value per share (“Preferred Stock”).
     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

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A. COMMON STOCK
     1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected Series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.
     2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.
B. PREFERRED STOCK
     1. Issuance and Reissuance.
     Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein.
C. SERIES B PREFERRED STOCK
     5,000,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part C of this Article Fourth refer to sections and subsections of Part C of this Article Fourth.
     1. Dividends.
     The holders of outstanding shares of Series B Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefore. The right to receive dividends on such shares shall be cumulative, and shall accrue to holders of Series B Preferred Stock from day to day whether or not declared or paid in any calendar year or other period. Such dividend shall accrue from the date of

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issuance of any shares of Series B Preferred Stock at a rate per annum of $0.48 per share of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to Series B Preferred Stock) (the “Series B Dividend Preference”). Except as contemplated by the following sentence, the Series B Dividend Preference shall only be paid in the event of (i) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or Deemed Liquidation (as defined in Subsection 2.3.1), (ii) upon any redemption pursuant to Section 6, or (iii) the closing of the sale of shares of Common Stock to the public (but not including a Qualified IPO (as defined in Section 5.1) that occurs within eighteen months of the date hereof). Further, the Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable solely in shares of Common Stock) unless (i) the holders of the Series B Preferred Stock then outstanding shall first receive the Series B Dividend Preference and (ii) after payment of the Series B Dividend Preference the remainder of such dividends are declared or paid pro rata among the holders of the Preferred Stock and Common Stock on a per share basis (as if all shares of Preferred Stock had been converted into Common Stock immediately prior to the payment of such dividends) (such amount payable to the holders of the Series B Preferred, the “Series B Dividends”). At the option of each holder of Series B Preferred Stock, any Series B Dividends that become payable hereunder shall be paid in either (i) cash or (ii) shares of Common Stock (based on the then fair market value of the Common Stock, as determined in good faith by the Board of Directors (including at least one Series B Director (as defined in Subsection 3.2), if then serving on the Board of Directors) and the aggregate amount of the Series B Dividend payable to such holder). The “Series B Original Issue Price” shall mean $6.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. Notwithstanding the foregoing, in the event that the Corporation determines, subject to Section 3.3 and without limitation to Section 2, including Section 2.3, to distribute the proceeds (cash or otherwise) resulting from any sale or other transfer of its securities or sale, license and/or other transfer of its assets (other than any sale, license or other transfer of its assets effected in the ordinary course of business of the Corporation for which the Corporation is not required to obtain any consent pursuant to Section 3.3), the proceeds resulting therefrom (including in respect of any ongoing payments, such as a royalty or milestone payment) shall be distributed in accordance with Sections 2.1 and 2.2, and not this Section 1.
     2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.
          2.1 Preferential Payments to Holders of Series B Preferred Stock. Subject to the final sentence of this Subsection 2.1, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or any Deemed Liquidation Event (as defined in Subsection 2.3.1), the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of any other shares of capital stock of the Company by reason of their ownership thereof, a cash amount per share equal to the Series B Original Issue Price, plus any Series B Dividends accrued but unpaid thereon. If upon any

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such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Notwithstanding the foregoing, any payment payable pursuant to this Subsection 2.1 shall be pari passu with any payment payable to the holders of Redemption Notes (as defined Subsection 6.1) pursuant to Subsection 6.1 upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or any Deemed Liquidation Event.
          2.2 Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series B Preferred Stock pursuant to Subsection 2.1, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series B Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation. The aggregate amount which a holder of a share of Series B Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Series B Liquidation Amount”; provided, however, if the Series B Liquidation Amount exceed the sum of (x) $21.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) per share of Series B Preferred Stock plus (y) any Series B Dividends accrued but unpaid thereon (determined on a per share basis) (the sum of (x) and (y), the “Liquidation Conversion Amount”), then the holders of outstanding shares of Series B Preferred Stock shall instead receive the amount such holder of Series B Preferred Stock would have received if the shares of Series B Preferred Stock were converted to shares of Common Stock prior to the Liquidation (but in no event less than the Liquidation Conversion Amount).
          2.3 Deemed Liquidation Events.
               2.3.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of sixty percent (60%) of the outstanding shares of Series B Preferred Stock elect otherwise by written notice sent to the Corporation at least five (5) days prior to the effective date of any such event:
                    (a) a merger or consolidation in which
(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

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except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or
                    (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation or where the holders of the capital stock immediately prior to such disposition (as such) hold immediately following such disposition at least a majority of the voting power and economic interest of the entity to whom the assets were transferred; or
                    (c) any other transaction or series of related transactions in which at least 60% of the equity or voting power of the capital stock of the Corporation is transferred.
               2.3.2 Effecting a Deemed Liquidation Event. The Corporation shall not have the power to effect a Deemed Liquidation Event unless (i) the agreement relating to such transaction provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 or (ii) the holders of both (A) at least sixty percent (60%) of the then outstanding shares of Series B Preferred Stock and (B) the aggregate principal amount of any then outstanding Redemption Notes, specifically approve (whether at a duly called meeting of the Series B Preferred Stockholders or by a valid written consent in lieu of a meeting) the allocation of such consideration in a manner different from that provided in Subsections 2.1 and 2.2.
               2.3.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such liquidation, dissolution or winding up of the Corporation, or Deemed Liquidation Event, shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation; provided, however, that if the amount involved could reasonably be determined to exceed $100,000 and the holders of a majority of the then outstanding shares of Series B Preferred

5

Stock, voting together as a single class, notify the Board of Directors within fifteen (15) days after receiving from the Corporation written notification of the determination of such fair market value that they disagree with such determination, the Board of Directors and the holders of a majority of the then outstanding shares of Series B Preferred Stock shall have thirty (30) days to agree upon a fair market value of the relevant property. If, by the end of such thirty (30) day period no agreement is reached as to the proper fair market value, the fair market value shall be undertaken by an independent appraiser to be selected jointly by the Corporation and the holders of a majority of the then outstanding shares of Series B Preferred Stock with the fees paid by the Corporation. Absent such an agreement, the appraiser shall be selected by the American Arbitration Association. Any securities to be distributed to stockholders in shall be valued as follows:
                    (i) Valuation of Securities Subject to Investment Letter. Securities not subject to investment letter or other similar restrictions on free marketability:
                         (a) if the securities are then traded on a national securities exchange or the NASDAQ National Market (or similar national quotation system), then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange or system for the ten (10) consecutive trading days ending five (5) trading days prior to the distribution; and
                         (b) if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities for the ten (10) consecutive trading days ending five (5) trading days prior to the distribution.
                    (i) Valuation of Securities Not Subject to Investment Letter. The valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be reduced by an appropriate discount from the market value determined as above in Subsection 2.3.3 to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of Series B Preferred Stock.
     For the purposes of this Subsection 2.3, “trading day” shall mean any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” or “closing bid prices” shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange, the American Stock Exchange or NASDAQ, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day; and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.

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     3. Voting.
               3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class.
               3.2 Election of Directors. The Board of Directors shall be composed of five members; provided that at the election of holders of a majority of the outstanding Series B Preferred (the “Board Expansion Right”), the Board of Directors shall be increased by two members (the “Additional Series B Directors”), for a total of seven members. The holders of record of the shares of Series B Preferred Stock, exclusively as a separate class, shall be entitled to elect two directors of the Corporation (or four directors in the event that they exercise their Board Expansion Right) (including any Additional Series B Directors, the “Series B Directors”), and the holders of record of the shares of Common Stock and Series B Preferred Stock, voting together, shall be entitled to elect three directors of the Corporation. Any director elected as provided in the preceding sentences may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series B Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series B Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series B Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.

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               3.3 Series B Preferred Stock Protective Provisions. In addition to any other consent required by law, at any time when shares of Series B Preferred Stock and/or Redemption Notes are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the written consent or affirmative vote of the holders of sixty percent (60%) of the then outstanding shares of Series B Preferred Stock (including any Unredeemed Shares (as defined in Subsection 6.1) as if held instead of Redemption Notes), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:
                         (a) amend, alter or repeal any provision of the Certificate of Incorporation (including the Certificate of Designations) or Bylaws of the Corporation;
                         (b) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock pari passu or senior to the Series B Preferred Stock or increase or decrease the authorized number of shares of Series B Preferred Stock or Common Stock;
                         (c) enter into, or effect, a merger, consolidation, sale of all or substantially all of the assets of the Corporation (including a Deemed Liquidation) or otherwise liquidate, dissolve or wind-up the business and affairs of the Corporation;
                         (d) declare or pay any dividend on the Common Stock or other junior securities;
                         (e) alter or change the rights, preferences, privileges or restrictions of the shares of the Series B Preferred Stock (whether by merger, consolidation or otherwise);
                         (f) redeem, purchase or otherwise acquire (or permit any subsidiary to purchase or redeem), any shares of capital stock of the Corporation other than (i) the repurchase of shares of Common Stock pursuant to a written benefit plan or employment or consulting agreement (approved by the Board of Directors), (ii) the repurchase of any equity securities in connection with the Corporation’s right of first offer pursuant to an agreement executed by the Corporation or (iii) the cash payment for fractional shares upon the conversion of the Series B Preferred Stock into shares of Common Stock;
                         (g) increase or decrease the authorized number of directors constituting the Board of Directors;
                         (h) approve any sale, license or other transfer of any intellectual property of the Corporation, other than licenses made in the ordinary course of the Corporation’s business;
                         (i) approve material changes to the Corporation’s business plan; or

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                         (j) amend the Investor Rights Agreement, the Voting Agreement or the Right of First Refusal and Co-Sale Agreement.
     The foregoing shall be without limitation to any approvals required under law by the Board of Directors.
          3.4 The Corporation will not permit any of its direct or indirect subsidiaries to take any of the actions specified in Section 3.3, other than payment of dividends to the direct or indirect subsidiaries’ parent entity, absent the written consent or affirmative vote of the holders of sixty percent (60%) of the then outstanding shares of Series B Preferred Stock (including any Unredeemed Shares as if held instead of Redemption Notes), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.
     4. Optional Conversion.
          The holders of the Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
          4.1 Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined in the following sentence) in effect at the time of conversion. The “Series B Conversion Price” shall initially be equal to $2.25, so initially each share of Series B Preferred Stock (if convertible on the date hereof) would be convertible into two and two-thirds shares of Common Stock. Such initial Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.
          4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.
          4.3 No Conversion. For so long as the shares of Common Stock remain registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and for a period of 61 days thereafter, the number of shares of Common Stock that may be acquired by any holder upon any conversion of Series B Preferred Stock (or otherwise in respect of the Series B Preferred Stock) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by all stockholders and their respective Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the

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stockholder’s for purposes of Section 13(d) of the Exchange Act (including, without limitation, any other members of any “group” (within the meaning of Rule 13d-5(b) promulgated under the Exchange Act), does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion); provided, however, that this Section 4.3 shall terminate and be of no further force and effect upon the first to occur of (i) June 1, 2008, (ii) such earlier date as the Company shall have no class of securities registered under Section 12(g) of the Exchange Act, and (iii) the consummation of a Qualified IPO, or any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or any Deemed Liquidation Event. Each delivery of a notice of conversion by a holder of Series B Preferred Stock will constitute a representation by such holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of shares of Common Stock requested in such notice of conversion is permitted under this paragraph. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.
          4.4 Mechanics of Conversion.
               4.4.1 Notice of Conversion. In order for a holder of Series B Preferred Stock to voluntarily convert shares of Series B Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series B Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver to such holder of Series B Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, a certificate for the number (if any) of the shares of Series B Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, and cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise

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(issuable upon such conversion and payment of any declared but unpaid dividends on the shares of Series B Preferred Stock converted.
               4.4.2 Reservation of Shares. The Corporation shall at all times when the Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series B Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series B Conversion Price.
               4.4.3 Effect of Conversion. All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon and payment of any fractional shares. Any shares of Series B Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.
               4.4.4 No Further Adjustment. Upon any such conversion, no adjustment to the Series B Conversion Price shall be made for any declared but unpaid dividends on the Series B Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.
               4.4.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

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          4.5 Adjustments to Series B Conversion Price for Diluting Issues.
               4.5.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:
                      (a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
                      (b) “Series B Original Issue Date” shall mean the date on which the first share of Series B Preferred Stock was issued.
                      (c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.
                      (d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.5.3 below, deemed to be issued) by the Corporation after the Series B Original Issue Date, other than the following shares of Common Stock, and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively “Exempted Securities”):
(i)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series B Preferred Stock;

(ii)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.6, 4.7, 4.8 or 4.9; or

(iii)	up to 693,613 shares of Common Stock issued upon the exercise of Options outstanding as of the date hereof, and up to 1,000,000 shares of Common Stock issued upon exercise of Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including at least one Series B Director.

(iv)	shares of Common Stock or rights to purchase Common Stock issued pursuant to any debt or lease financing arrangement with a bank or similar financial services company approved by the Board

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of Directors of the Corporation, including at least one Series B Director.
               4.5.2 No Adjustment of Series B Conversion Price. No adjustment in the Series B Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least sixty percent (60%) of the then outstanding shares of Series B Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
               4.5.3 Deemed Issue of Additional Shares of Common Stock.
                      (a) If the Corporation at any time or from time to time after the Series B Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.
                      (b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series B Conversion Price pursuant to the terms of Subsection 4.5.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series B Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series B Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause  (b) shall have the effect of increasing the Series B Conversion Price to an amount which exceeds the lower of (i) the Series B Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series B Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

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                      (c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series B Conversion Price pursuant to the terms of Subsection 4.5.4 (either because the consideration per share (determined pursuant to Subsection 4.5.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series B Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series B Original Issue Date), are revised after the Series B Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.5.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
                      (d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series B Conversion Price pursuant to the terms of Subsection 4.5.4, the Series B Conversion Price shall be readjusted to such Series B Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.
                      (e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series B Conversion Price provided for in this Subsection 4.5.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.5.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series B Conversion Price that would result under the terms of this Subsection 4.5.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series B Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

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               4.5.4 Adjustment of Series B Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series B Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.5.3), without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to such issue, then the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:
CP2 = CP1* (A + B) ÷ (A + C).
For purposes of the foregoing formula, the following definitions shall apply:
                      (a) “CP2” shall mean the Series B Conversion Price in effect immediately after such issue of Additional Shares of Common Stock
                      (b) “CP1” shall mean the Series B Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;
                      (c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series B Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);
                      (d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and
                      (e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.
               4.5.5 Determination of Consideration. For purposes of this Subsection 4.5, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:
               (a) Cash and Property: Such consideration shall:
(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest and before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the

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Corporation for any underwriting or otherwise in connection with such issuance;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; provided, however, that if the amount involved could reasonably be determined to exceed $100,000 and the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting together as a single class, notify the Board of Directors within fifteen (15) days after receiving from the Corporation written notification of the determination of such fair market value that they disagree with such determination, the Board of Directors and the holders of a majority of the then outstanding shares of Series B Preferred Stock shall have thirty (30) days to agree upon a fair market value of the relevant property. If, by the end of such thirty (30) day period no agreement is reached as to the proper fair market value, the fair market value shall be undertaken by an independent appraiser to be selected jointly by the Corporation and the holders of a majority of the then outstanding shares of Series B Preferred Stock with the fees paid by the Corporation. Absent such an agreement, the appraiser shall be selected by the American Arbitration Association; and

(iii)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.
               (b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.5.3, relating to Options and Convertible Securities, shall be determined by dividing
(i)	the total amount, if any, received or receivable by the Corporation as consideration for the issue of

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such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.
               4.5.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series B Conversion Price pursuant to the terms of Subsection 4.5.4 then, upon the final such issuance, the Series B Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).
          4.6 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series B Original Issue Date effect a subdivision of the outstanding Common Stock, the Series B Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series B Original Issue Date combine the outstanding shares of Common Stock, the Series B Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

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          4.7 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series B Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series B Conversion Price then in effect by a fraction:
(1)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)	the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.
Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series B Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event.
          4.8 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series B Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event.
          4.9 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification,

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consolidation or merger involving the Corporation in which the Common Stock (but not the Series B Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.5, 4.7 or 4.8), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series B Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series B Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series B Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.
          4.10 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series B Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series B Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series B Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series B Preferred Stock.
          4.11 Notice of Record Date. In the event:
                    (a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series B Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or
                    (b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or
                    (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

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then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series B Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series B Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series B Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.
     5. Mandatory Conversion.
          5.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $5.625 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $25,000,000 of gross proceeds to the Corporation (a “Qualified IPO”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least sixty percent (60%) of the then outstanding shares of Series B Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.
          5.2 Procedural Requirements. All holders of record of shares of Series B Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series B Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series B Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series B Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of

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Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series B Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series B Preferred Stock converted. Such converted Series B Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.
     6. Redemption.
          6.1 Redemption. At any time on or after November 1, 2014, the holders of the then outstanding shares of Series B Preferred Stock may require the Corporation to redeem all or a portion of their shares of Series B Preferred Stock out of funds lawfully available therefor at a price equal to the Series B Original Issue Price plus any Series B Dividends accrued but unpaid thereon (the “Redemption Price”). Within five business days of receipt of a Redemption Notice, the Corporation shall provide written notice (the “Corporation Notice”) to all holders of Series B Preferred Stock stating that the Corporation has received a Redemption Notice and inviting each such holder to require redemption of all or a portion of their shares of Series B Preferred Stock by delivering notice to the Corporation within twenty business days of receipt of a Corporation Notice. The Corporation shall within 90 days after receipt by the Corporation of the Redemption Notice (the “Redemption Date”) be required to redeem all shares of Series B Preferred Stock requested to be redeemed. On the Redemption Date, the Corporation shall redeem all shares of Series B Preferred Stock for which a request for redemption has been made; provided that if the Corporation does not have sufficient funds legally available to redeem on the Redemption Date all such shares, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such Series B Preferred Stock (requested to be redeemed) out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares by issuance of a secured note (a “Redemption Note”), which shall be secured by all of the assets of the Corporation (and senior to any other indebtedness of the Corporation other than indebtedness owed to a banking or similar institution which is senior to the Redemption Notes); provided further that if the legally available funds are not sufficient to redeem all of the shares of Series B Preferred Stock that otherwise would have been redeemed then any holder of Series B Preferred Stock who so elected to redeem may in its sole and absolute discretion elect to receive a Redemption Note, in lieu of a cash payment, for the entire amount of proceeds otherwise payable with respect to such shares that were to be redeemed (the shares that have not been redeemed for cash, after giving effect to

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the foregoing proviso, are referred to as the “Unredeemed Shares”). For purposes of any consent or approval required under the Certificate of Incorporation, including Subsections 3.3 and 3.4, Unredeemed Shares shall be deemed to be outstanding. Each Redemption Note shall accrue interest at a rate of 8% per annum (whether or not declared), which shall compound annually. The Corporation shall pay the Redemption Notes, pro rata among the holders thereof based on the balance then outstanding, immediately out of funds legally available therefore. In the event of any liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event while the Redemptions Notes are outstanding, holders of the Redemption Notes shall be entitled to receive the greater of (i) an amount that is not less than what they would have otherwise received had they held all Unredeemed Shares of Series B Preferred Stock at the time of the Deemed Liquidation Event, and (ii) the face value of the Redemption Notes (together with accrued interest thereof), such amount to be paid pari passu with the holders of the Series B Preferred Stock in accordance with Subsection 2.1.
          6.2 Surrender of Certificates; Payment. On or before the Redemption Date, each holder of shares of Series B Preferred Stock to be redeemed on the Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series B Preferred Stock represented by a certificate are redeemed (including shares of Series B Preferred Stock for which the Redemption Price has not yet been paid), a new certificate representing the unredeemed shares of Series B Preferred Stock shall promptly be issued to such holder.
          6.3 Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series B Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that the certificates evidencing any of the shares of Series B Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series B Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.
          6.4 Determination of Legally Available Funds. In any determination of funds legally available for the redemption of shares pursuant to this Section 6, the Corporation shall at all times act in good faith in the determination of such amount including, without limitation, retaining proper valuation experts and revaluing the Corporation’s statutory surplus, if appropriate.

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          6.5 No Other Redemption. In no event shall the Corporation redeem any other of its securities while any shares of Series B Preferred Stock or Redemption Notes are outstanding.
     7. Redeemed or Otherwise Acquired Shares. Any shares of Series B Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series B Preferred Stock following redemption.
     8. Waiver. Any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of all holders of Series B Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding.
     9. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Series B Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.
          FIFTH: Subject to any additional vote required by the Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.
          SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.
          SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
          EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
          NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

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          Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.
          TENTH: The following indemnification provisions shall apply to the persons enumerated below.
     1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Tenth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.
     2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.
     3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
     4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such

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person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.
     5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.
     6. Non-Exclusivity of Rights. The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.
     7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.
     8. Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.
     9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.
               Any amendment, repeal or modification of the foregoing provisions of this Article

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Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.
          ELEVENTH: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation or (ii) any holder of Series B Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.
          TWELFTH: The Corporation is to have perpetual existence.
          THIRTEENTH: The Corporation elects not to be governed by Section 203 of the General Corporation Law.
* * *
          3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.
          4. That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

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          IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this [                    ]th day of [                    ], 200[                    ].

By:	_________________________

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INDEMNIFICATION AGREEMENT
          THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of November [                    ], 2007 between Planet Technologies, Inc., a California corporation (including its predecessors, successors and assigns, the “Company”), and [ ] (“Indemnitee”).
     WITNESSETH THAT:
     WHEREAS, highly competent persons have become more reluctant to serve corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;
     WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of California (“CGCL”). The By-laws and the CGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification;
     WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;
     WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;
     WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;
     WHEREAS, this Agreement is a supplement to and in furtherance of the By-laws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;
     WHEREAS, Indemnitee does not regard the protection available under the Company’s

By-laws and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified; and
     NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as an director after the date hereof, the parties hereto agree, to the fullest extent permitted by California law, as follows:
          1. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:
               (a) Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of his Corporate Status (as hereinafter defined), the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.
               (b) Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Courts of the State of California shall determine that such indemnification may be made.
               (c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
          2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 hereof) to be unlawful.
          3. Contribution.
               (a) Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.
               (b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the Law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.
               (c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.
               (d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
          4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.
          5. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free.
          6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the CGCL and public policy of the State of California. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:
               (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

               (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the board: (1) by a majority vote of the disinterested directors, even though less than a quorum, by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum, (2) if there are no disinterested directors or if the disinterested directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee, or (3) if so directed by the Board of Directors, by the stockholders of the Company. For purposes hereof, disinterested directors are those members of the board of directors of the Company who are not parties to the action, suit or proceeding in respect of which indemnification is sought by Indemnitee.
               (c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c). The Independent Counsel shall be selected by the Board of Directors. Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Courts of the State of California or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.
               (d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
               (e) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise (as hereinafter defined) in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
               (f) If the person, persons or entity empowered or selected under Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(g) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board of Directors or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.
               (g) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board of Directors or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
               (h) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
               (i) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.
     7. Remedies of Indemnitee.
               (a) In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) of this Agreement within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of California, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification. Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication.
               (b) In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b).
               (c) If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.
               (d) In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 13 of this Agreement) actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.
               (e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.
               (f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.
          8. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.
               (a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the certificate of incorporation of the Company, the Bylaws, any agreement, a vote of stockholders, a resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the CGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
               (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
               (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
               (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
               (e) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
          9. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:
               (a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or
               (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or
               (c) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board of Directors of the Company authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

          10. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of his Corporate Status, whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.
          11. Security. To the extent requested by Indemnitee and approved by the Board of Directors of the Company, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.
          12. Enforcement.
               (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.
               (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
          13. Definitions. For purposes of this Agreement:
               (a) “Corporate Status” describes the status of a person who is or was a director (or a person entitled to designate a director), officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request of the Company.
               (b) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
               (c) “Enterprise” means the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

               (d) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
               (e) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
               (f) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer or director of the Company (or designated a director), by reason of any action taken by him or of any inaction on his part while acting as an officer or director of the Company (or equity holder of the Company), or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other Enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce his rights under this Agreement.
          14. Severability. The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.
          15. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
          16. Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.
          17. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:
               (a) To Indemnitee at the address set forth below Indemnitee signature hereto.
               (b) To the Company at:
Planet Technologies, Inc.
96 Danbury Road
Ridgefield, Connecticut 06877
Attention: Chief Executive Officer
or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.
          18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
          20. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of the State of California, San Diego County, (the “California Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the California Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the California Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the California Court has been brought in an improper or inconvenient forum.
SIGNATURE PAGE TO FOLLOW

     IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

COMPANY Planet Technologies, Inc.
By:
Ed Steube, President and CEO

INDEMNITEE

[ ]

INVESTORS’ RIGHTS AGREEMENT
          This INVESTORS’ RIGHTS AGREEMENT is made as of the [___]th day of November, 2007, by and among Planet Technologies, Inc., a California corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor”.
RECITALS
          WHEREAS, the Company and the Investors are parties to the Series B Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”); and
          WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement;
          NOW, THEREFORE, the parties hereby agree as follows:
     1. Definitions. For purposes of this Agreement:
          1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.
          1.2 “Articles” means the Articles of Incorporation of the Company as in effect on the date hereof, and as amended from time to time.
          1.3 “Board of Directors” means the board of the directors of the Company.
          1.4 “Charter” means the Articles, including the Certificate of Determination for the Series B Preferred Stock attached to the Purchase Agreement as Exhibit B, and By-Laws of the Company, in each case as in effect on the date hereof and as amended from time to time, and from and after the reincorporation of the Company in Delaware and adoption of that certain Amended and Restated Certificate of Incorporation attached to the Purchase Agreement as Exhibit C, in each case in accordance with the Purchase Agreement, the Amended and Restated Certificate of Incorporation (as defined in the Purchase Agreement) and By-Laws of the Company (as reincorporated in Delaware).
          1.5 “Common Stock” means shares of the Company’s common stock, no par value per share.

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          1.6 “Company” has the meaning set forth in the preamble hereto, and shall include its predecessors, successors and assigns, including the successor of the Company resulting from the Company’s reincorporation in Delaware.
          1.7 “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
          1.8 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.
          1.9 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          1.10 “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.
          1.11 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
          1.12 “Form S-2” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
          1.13 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.
          1.14 “GAAP” means generally accepted accounting principles in the United States.

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          1.15 “Holder” means any holder of Registrable Securities who is a party to this Agreement.
          1.16 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.
          1.17 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.
          1.18 “IPO” means the Company’s first underwritten public offering of its Common Stock following the date hereof under the Securities Act.
          1.19 “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).
          1.20 “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 15% of the then outstanding shares of Series B Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).
          1.21 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.
          1.22 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
          1.23 “Preferred Stock” means shares of the Company’s Series B Preferred Stock.
          1.24 “Qualified IPO” means an IPO with aggregate proceeds of at least $25,000,000 and a per share price of at least $5.625 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock).
          1.25 “Registrable Securities” means the Common Stock issuable or issued upon conversion of the Series B Preferred Stock; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.
          1.26 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable

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Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.
          1.27 “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.12(b) hereof.
          1.28 “SEC” means the Securities and Exchange Commission.
          1.29 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
          1.30 “SEC Rule 144(k)” means Rule 144(k) promulgated by the SEC under the Securities Act.
          1.31 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
          1.32 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          1.33 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.
          1.34 “Series B Director” means any director of the Company that the holders of record of the Series B Preferred Stock are entitled to elect pursuant to the Charter.
          1.35 “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, no par value per share.
     2. Registration Rights. The Company covenants and agrees as follows:
          2.1 Demand Registration.
               (a) Form S-1 Demand. If at any time after the earlier of (i) the third anniversary of the date hereof or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of sixty percent (60%) of the Registrable Securities then outstanding that the Company file a Form S-1 (or equivalent small business issuer form, if approved by such Holders) registration statement with respect to the Registrable Securities then outstanding, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders. As soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $2,000,000, as specified by notice given by each such

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Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.
               (b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of Registrable Securities that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $500,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.
               (c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than sixty (60) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period.
               (d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a)(i) (i) after the Company has effected three registrations pursuant to Section 2.1(a)(i) or (ii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) or Section 2.1(b) during any period in which the Company has effected a registration pursuant to Section 2.1(a) or Section 2.1(b) within the six (6) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

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          2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.
          2.3 Underwriting Requirements.
               (a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Holders included in such registration. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.
               (b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities,

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including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, and (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.
               (c) For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.
               (d) Without limitation to anything herein set forth, in connection with an IPO, the underwriter(s) shall be reasonably acceptable to a majority in interest of the outstanding Registrable Securities.
          2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
               (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day

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period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;
               (b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
               (c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
               (d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
               (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
               (f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
               (g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
               (h) promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
               (i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

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               (j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.
          2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.
          2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.
          2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
          2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:
               (a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, employees and stockholders of each such Holder; legal counsel, accountants and other agents for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses

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reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.
               (b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel, accountants and other agents for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.
               (c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to

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the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.
               (d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses) paid by such Holder), except in the case of willful misconduct or fraud by such Holder.
               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
               (f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.
          2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

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               (a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;
               (b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and
               (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).
          2.10 Limitations on Subsequent Registration Rights. As of the date hereof, no other holder of any Common Stock or Derivative Securities has the right to register its securities. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of sixty percent (60%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder the right to include securities in any registration on other than a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.
          2.11 “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the “effective date” of the registration statement for the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, which period may be extended upon the request of the managing underwriter, to the extent required by any NASD rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (ii) enter into any swap or

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other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors and holders of more than one percent (1%) of the outstanding Common Stock (after giving effect to the conversion into Common Stock of all outstanding Series B Preferred Stock) are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.
          2.12 Restrictions on Transfer.
               (a) The Series B Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.
               (b) Each certificate or instrument representing (i) the Series B Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:
THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.
THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

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The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.
               (c) The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.
               2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate when all of such Holder’s Registrable Securities could be sold without restriction under SEC Rule 144(k).
     3. Information and Observer Rights.
          3.1 Delivery of Financial Statements. The Company shall deliver to the Major Investor:
          (a) as soon as practicable, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, (i) an audited balance sheet as of the end of such year, (ii) audited statements of income and of cash flows for such year and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company;

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          (b) as soon as practicable, but in any event within forty five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);
          (c) as soon as practicable, but in any event within twenty-five (25) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);
          (d) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and
          (e) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
          If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.
          Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.
          3.2 Inspection; Other Information. The Company shall permit the Major Investor, so long as the Major Investor is not a competitor of the Company (but in no event will a private equity or venture capital firm or investor (or other financial investment firm), or any Affiliate thereof, be deemed to be a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and

15

records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor. In addition, the Company shall provide to each of the Major Investors a (i) copy of any reports, including any communications with shareholders or the financial community, the Company’s accountants and business consultants may prepare, or which any governmental agencies and authorities may prepare in respect of the Company (if the Company receives copies of any such reports), (ii) copy of any reports filed by the Company or its officers, directors and representatives with any securities exchange or the SEC and (iii) notice of any event which might have a significant effect on the Company’s business or financial condition or on the Major Investors’ investment in the Company, including the initiation of any legal action against the Company. Notwithstanding the foregoing, the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
          3.3 Observer Rights. The Company shall invite a representative of Aisling Capital II, LP to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors, so long as Aisling Capital II, LP beneficially owns at least 10% of the shares of Series B Preferred Stock that it beneficially owns as of the date hereof (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof). Aisling Capital II, LP may unilaterally terminate its rights under this Section 3.3 upon notice to the Company. In addition, the Company shall invite Scott Glenn (if not then a member of the Board of Directors) to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors, so long as Scott Glenn beneficially owns at least 10% of the shares of Common Stock that he beneficially owns as of the date hereof (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).
          3.4 Termination of Information and Observer Rights. The covenants set forth in Section 3.1 shall terminate and be of no further force or effect immediately before the consummation of a Qualified IPO.
     4. Rights to Future Stock Issuances.
          4.1 Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor. An Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.
               (a) The Company shall give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such

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New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.
               (b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Series B Preferred Stock and any other Derivative Securities then held, by such Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Series B Preferred Stock and other Derivative Securities). At the expiration of such twenty (20) day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Series B Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Series B Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).
               (c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 4.1.
               (d) The right of first offer in this Section 4.1 shall not be applicable to Exempted Securities (as defined in the Charter) or shares of Common Stock issued in the IPO.
               (e) Notwithstanding anything in this Agreement to the contrary, any Investor may assign its rights under this Section 4.1 to any other Person, whether or not a shareholder of the Company.
          4.2 Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect immediately before the consummation of a Qualified IPO.

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     5. Additional Covenants.
          5.1 Insurance. The Company shall use its commercially reasonable efforts to obtain, within sixty (60) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance, and term “key-person” insurance on Edward J. Steube in an amount and on terms and conditions satisfactory to the Board of Directors (including the Series B Directors), and will use commercially reasonable efforts to cause the insurance policy to be maintained until such time as the Board of Directors (including the Series B Directors) determines that such insurance should be discontinued. The key-person policy shall name the Company as loss payee, and neither policy shall be cancelable by the Company without prior approval by the Board of Directors (including the Series B Directors) and holders of a majority of the Series B Preferred Stock.
          5.2 Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement and (ii) each Key Employee to enter into a two (2) year non-competition and non-solicitation agreement.
          5.3 Employee Stock. Unless otherwise approved by the Board of Directors (including the Series B Directors), all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal Quarterly installments over the following thirty-six (36) months, but will not automatically vest upon a change in control, (ii) a market stand-off provision substantially similar to that in Section 2.11, and (iii) a repurchase right in favor of the Company upon termination of employment (at the lower of cost or fair market value). In addition, unless otherwise approved by the Board of Directors (including the Series B Directors), the Company shall retain a “right of first refusal” on employee transfers until the IPO and shall have the right to repurchase unvested shares at a price equal to the lower of cost or fair market value upon termination of employment of a holder of restricted stock. The Company shall not grant any options absent the approval of its compensation committee.
          5.4 Board Matters. The Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the non-employee directors (and observers appointed pursuant to Section 3.3) for all reasonable travel and out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors. The Company shall cause to be established, as soon as practicable after such request, and will maintain, an audit and compensation committee, each of which shall consist solely of non-management directors. Each Series B Director shall be entitled to be a member of any Board committee. The composition of the board of directors (or similar governing body) of each direct and indirect subsidiary of the Company shall be identical to the Board of Directors. The Company shall enter into a customary indemnification agreement with each of its directors.

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          5.5 Other Actions. In addition to any other consent required by law, at any time when shares of Series B Preferred Stock and/or Redemption Notes (as defined in the Charter) are outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the written consent or affirmative vote of the holders of sixty percent (60%) of the then outstanding shares of Series B Preferred Stock (including any Unredeemed Shares (as defined in the Charter) as if held instead of Redemption Notes), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:
               (a) incur indebtedness in excess of $250,000; or
               (b) acquire another business entity.
          5.7 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Charter, or elsewhere, as the case may be.
          5.8 Termination of Covenants. The covenants set forth in this Section 5, except for Section 5.7, shall terminate and be of no further force or effect immediately before the consummation of a Qualified IPO.
     6. Miscellaneous.
          6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 20,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer

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upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.
          6.2 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
          6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile or PDF signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
          6.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A or Schedule B (as applicable) hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, a copy shall also be sent to Robert W. Blanchard, Blanchard, Krasner & French, 800 Silverado Street, Second Floor, La Jolla, CA 92037, as counsel to the Company, and if notice is given to the Investors, a copy shall also be given to Todd A. Finger, McKee Nelson LLP, One Battery Park Plaza, 34th Floor, New York, NY, 10004, as counsel to Aisling Capital II, LP.
          6.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not

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be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.
          6.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
          6.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.
          6.9 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.
          6.10 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the State of Delaware, Wilmington County, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of the United States District Court for the State of Delaware, Wilmington County, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the State of Delaware or any court of the State of Delaware, Wilmington County, having subject matter jurisdiction.

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          6.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
          6.13 Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.
          6.14 Unredeemed Shares. Whenever any action may be taken by the holders of Series B Preferred Stock pursuant to this Agreement, including without limitation any consent, waiver or approval of the holders of Series B Preferred Stock necessary to take any action pursuant to this Agreement or waive compliance with any provision of this Agreement, any shares of Unredeemed Stock (as defined in the Restated Certificate) shall be deemed to be outstanding for all purposes, and such action may be taken, and consent, waiver or approval made, by the consent of the holders of a majority in interest of the then outstanding Series B Preferred Stock (including the Unredeemed Shares).
[Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PLANET TECHNOLOGIES, INC.
By:
	Name:	Edward J. Steube
	Title:	President and Chief Executive Officer

[ ]

By:
Name:
Title:

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[ ]

By:
Name:
Title:

24

SCHEDULE A
Investors
Name and Address:
[ ]
[ ]
[ ]

PLANET TECHNOLOGIES, INC.
Aisling Capital II, L.P.
888 Seventh Avenue, 30th Floor
New York, NY 10106
Attn: Andrew Schiff
     Re: Management Rights
Ladies and Gentlemen:
     This letter will confirm our agreement that pursuant to and effective as of your purchase of shares of Series B Preferred Stock of Planet Technologies, Inc. (including its successors and assigns, including the successor of the Company resulting from the Company’s reincorporation in Delaware, the “Company”), Aisling Capital II, L.P. (the “Investor”) shall be entitled to the following contractual management rights, in addition to any rights to non-public financial information, inspection rights, and other rights specifically provided to all investors in the current financing:
     1. If Investor is not represented on Company’s Board of Directors, Investor shall be entitled to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans, and management will meet with Investor regularly during each year at the Company’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.
     2. Investor may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided.
     3. If Investor is not represented on the Company’s Board of Directors, the Company shall, concurrently with delivery to the Board of Directors, give a representative of Investor copies of all notices, minutes, consents and other material that the Company provides to its directors, except that the representative may be excluded from access to any material or meeting or portion thereof if the Board of Directors determines in good faith, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons. Upon reasonable notice and at a scheduled meeting of the Board or such other time, if any, as the Board may determine in its sole discretion, such representative may address the Board with respect to Investor’s concerns regarding significant business issues facing the Company.
     Investor agrees that any confidential information provided to or learned by it in connection with its rights under this letter shall be subject to the confidentiality provisions set forth in that certain Investors’ Rights Agreement of even date herewith by and among the Company, the Investor and other investors.
     The rights described herein shall terminate and be of no further force or effect upon (a) such time as no shares of the Company’s stock are held by the Investor or its affiliates; (b) the consummation of the sale of the Company’s securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with the firm commitment underwritten offering of its securities to the general public or (c) the consummation of a merger or consolidation of the Company that is effected (i) for independent business reasons unrelated to extinguishing such rights and (ii) for purposes other than (A) the reincorporation of the Company in a different state or (B) the formation of a holding company that will be owned exclusively by the Company’s stockholders and will hold all of the outstanding shares of capital stock of the Company’s successor. The confidentiality obligations referenced herein will survive any such termination.
     The Investor may unilaterally terminate this letter at anytime upon written notice to the Company.

Very truly yours,	Agreed and Accepted:

Planet Technologies, Inc.	Aisling Capital II, L.P.

By:	By:

Ed Steube, President and CEO	Name:

Title:

2

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT
     This RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT is made as of the ___day of November, 2007 by and among Planet Technologies, Inc., a California corporation (the “Company”), the Investors listed on Schedule A and the Common Holders listed on Schedule B.
     WHEREAS, each Common Holder is the beneficial owner of the number of shares of Capital Stock, or of options to purchase Common Stock, set forth opposite the name of such Common Holder on Schedule B;
     WHEREAS, the Company and the Investors are parties to the Series B Preferred Stock Purchase Agreement, of even date herewith (the “Purchase Agreement”), pursuant to which the Investors have agreed to purchase shares of the Series B Preferred Stock of the Company, no par value per share, (“Series B Preferred Stock”); and
     WHEREAS, the Common Holders and the Company desire to further induce the Investors to purchase the Series B Preferred Stock.
     NOW, THEREFORE, the Company, the Common Holders and the Investors, each hereby agree as follows:
     1. Definitions.
     “Affiliate” means, with respect to any specified Investor, any other Investor who directly or indirectly, controls, is controlled by or is under common control with such Investor, including without limitation any general partner, managing member, officer or director of such Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, such Investor.
     “Articles” means the Articles of Incorporation of the Company as in effect on the date hereof, and as amended from time to time.
     “Capital Stock” means (a) shares of Common Stock and Series B Preferred Stock (whether now outstanding or hereafter issued in any context), (b) shares of Common Stock issued or issuable upon conversion of Series B Preferred Stock and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Common Holder, any Investor, or their respective successors or permitted transferees or assigns. For purposes of the number of shares of Capital Stock held by an Investor or Common Holder (or any other calculation based thereon), all shares of Series B Preferred Stock shall be deemed to have been converted into Common Stock at the then-applicable conversion ratio.
     “Charter” means the Articles, including the Certificate of Determination for the Series B Preferred Stock attached to the Purchase Agreement as Exhibit B, and By-Laws of the Company, in each case as in effect on the date hereof and as amended from time to time, and from and after the reincorporation of the Company in Delaware and adoption of that certain Amended and Restated Certificate of Incorporation attached to the Purchase Agreement as Exhibit C, in each case in accordance with the Purchase Agreement, the Amended and Restated Certificate of Incorporation (as defined in the Purchase Agreement) and By-Laws of the Company (as reincorporated in Delaware).
     “Common Holders” means the persons named on Schedule B hereto, each person to whom the rights of a Common Holder are assigned pursuant to Section 3.1, each person who hereafter becomes a signatory to this Agreement pursuant to Section 6.11 or 6.17 and any one of them, as the context may require.
     “Common Stock” means shares of Common Stock of the Company, no par value per share.
     “Company” has the meaning set forth in the preamble hereto, and shall include its predecessors, successors and assigns, including the successor of the Company resulting from the Company’s reincorporation in Delaware
     “Investor Notice” means written notice from an Investor notifying the Company and the Transferring Holder that such Investor intends to exercise its Right of First Refusal as to all or a portion of the Transfer Stock with respect to any Proposed Transfer.
     “Investors” means the persons named on Schedule A hereto, each person to whom the rights of an Investor are assigned pursuant to Section 6.11, and any one of them, as the context may require.
     “Proposed Transfer Notice” means written notice from a Transferring Holder setting forth the terms and conditions of any Proposed Transfer.
     “Prospective Transferee” means any person to whom a Transferring Holder proposes to make a transfer any Capital Stock owned by them.
     “Qualified IPO” shall mean the closing of an underwritten initial public offering of Common Stock after the date hereof pursuant to a registration statement under the Securities Act of 1933, as amended with aggregate proceeds of at least $25,000,000 and a per share price of at least $5.625 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock).
     “Right of Co-Sale” means the right, but not an obligation, of an Investor to participate in a Proposed Transfer on the terms and conditions specified in the Proposed Transfer Notice.
     “transfer” means, with respect to any Capital Stock, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer whether or not for value such security or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment disposition, exchange, pledge, encumbrance, hypothecation or other transfer whether or not for value of such security or any participation or interest therein or any agreement or commitment to do any of the foregoing.

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     “Transfer Stock” means shares of Capital Stock owned and proposed to be transferred by a Transferring Holder.
     “Undersubscription Notice” means written notice from an Investor notifying the Company and the Transferring Holder that such Investor intends to exercise its option to purchase all or any portion of the Transfer Stock not purchased pursuant to the Right of First Refusal.
     2. Agreement Among the Company, the Investors and the Common Holders.
          2.1 Right of First Refusal.
               (a) Grant. Subject to the terms of Section 3 below, including, with respect to the Common Holders, Section 3.3, each Common Holder and Investor hereby unconditionally and irrevocably grants to the Investors (other than the transferring Investor) the right to purchase all or any portion of Transfer Stock that a Common Holder or Investor may propose to transfer (a “Transferring Holder”), at the same price and on the same terms and conditions as those offered to the Prospective Transferee (the “Right of First Refusal”).
               (b) Notice. Each Transferring Holder must deliver a Proposed Transfer Notice to the Company and each Investor (other than the Transferring Holder) not later than forty-five (45) days prior to the consummation of the proposed transfer (a “Proposed Transfer”). Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Transfer and the identity of the Prospective Transferee. To exercise its Right of First Refusal under this Section 2, the Investor must deliver an Investor Notice to the Transferring Holder within thirty (30) days after delivery of the Proposed Transfer Notice. In the event of a conflict between this Agreement and any other agreement that may have been entered into by a Transferring Holder that contains a preexisting right of first refusal, the Company, Investor and the Common Holder acknowledge and agree that the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with Section 2.1(a) and this Section 2.1 (b).
               (c) Undersubscription of Transfer Stock. If options to purchase have been exercised by the Investors with respect to some but not all of the Transfer Stock by the end of the 30-day period specified in Section 2.1(b)) (the “Investor Notice Period”), then the Company shall, immediately after the expiration of the Investor Notice Period, send written notice (the “Company Undersubscription Notice”) to those Investors who fully exercised their Right of First Refusal within the Investor Notice Period (the “Exercising Investors”). Each Exercising Investor shall, subject to the provisions of this Section 2.1, have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Stock on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Investor must deliver an Undersubscription Notice to the Transferring Holder and the Company within ten (10) days after the expiration of the Investor Notice Period. In the event there are two or more such Exercising Investors that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Section 2.1(c) shall be allocated to such Exercising Investors pro rata based on the number of shares of Transfer Stock such Exercising

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Investors have elected to purchase pursuant to the Right of First Refusal (without giving effect to any shares of Transfer Stock that any such Exercising Investor has elected to purchase pursuant to the Company Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Exercising Investors, the Company shall immediately notify all of the Exercising Investors and the Transferring Holder of that fact.
               (e) Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Company’s Board of Directors. If any Investor cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, such Investor may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors. The closing of the purchase of Transfer Stock by the Investors shall take place, and all payments from the Investors shall have been delivered to the Transferring Holder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the proposed transfer and (ii) forty-five (45) days after delivery of the Proposed Transfer Notice.
          2.2 Right of Co-Sale.
               (a) Exercise of Right. If any Transfer Stock subject to a Proposed Transfer is not purchased pursuant to Section 2.1 above and thereafter is to be sold to a Prospective Transferee, each respective Investor may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Transfer as set forth in Section 2.2(b) below and otherwise on the same terms and conditions specified in the Proposed Transfer Notice (provided that if an Investor wishes to sell Series B Preferred Stock, the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of the Series B Preferred Stock into Common Stock). Each Investor who desires to exercise its Right of Co-Sale must give the Transferring Holder written notice to that effect within fifteen (15) days after the deadline for delivery of the notice described above in Section 2.1(b), and upon giving such notice such Investor shall be deemed to have effectively exercised the Right of Co-Sale.
               (b) Shares Includable. Each Investor who timely exercises such Investor’s Right of Co-Sale by delivering the written notice provided for above in Section 2.2(a) may include in the Proposed Transfer all or any part of such Investor’s Capital Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Transfer Stock subject to the Proposed Transfer (excluding shares purchased by the Investors pursuant to the Right of First Refusal) by (ii) a fraction, the numerator of which is the number of shares of Capital Stock owned by such Investor immediately before consummation of the Proposed Transfer and the denominator of which is the total number of shares of Capital Stock owned, in the aggregate, by all Investors immediately prior to the consummation of the Proposed Transfer, plus the number of shares of Transfer Stock held by the Transferring Holders. To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth herein, the number of shares of Transfer Stock that the Transferring Holder may sell in the Proposed Transfer shall be correspondingly reduced.
               (c) Delivery of Certificates. Each Investor shall effect its participation in the Proposed Transfer by delivering to the Transferring Holder, no later than fifteen (15) days

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after such Investor’s exercise of the Right of Co-Sale, one or more stock certificates, properly endorsed for transfer to the Prospective Transferee, representing:
                    (i) the number of shares of Common Stock that such Investor elects to include in the Proposed Transfer; or
                    (ii) the number of shares of Series B Preferred Stock that is at such time convertible into the number of shares of Common Stock that such Investor elects to include in the Proposed Transfer; provided, however, that if the Prospective Transferee objects to the delivery of convertible Series B Preferred Stock in lieu of Common Stock, such Investor shall first convert the Series B Preferred Stock into Common Stock and deliver Common Stock as provided above. The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such shares to the Prospective Transferee.
               (d) Purchase Agreement. The parties hereby agree that the terms and conditions of any sale pursuant to this Section 2.2 will be memorialized in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction and the parties further covenant and agree to enter into such an agreement as a condition precedent to any sale or other transfer pursuant to this Section 2.2.
               (e) Deliveries. Each stock certificate an Investor delivers to the Transferring Holder pursuant to Section 2.2(c) above will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Stock pursuant to the terms and conditions specified in the Proposed Transfer Notice and the purchase and sale agreement, and the Transferring Holder shall concurrently therewith remit or direct payment to each Investor the portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale. If any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Investor exercising its Right of Co-Sale hereunder, no Transferring Holder may sell any Transfer Stock to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, such Transferring Holder purchases all securities subject to the Right of Co-Sale from such Investor on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice.
               (f) Additional Compliance. If any Proposed Transfer is not consummated within ninety (90) days after receipt of the Proposed Transfer Notice by the Company, the Transferring Holder proposing the Proposed Transfer may not sell any Transfer Stock unless they first comply in full with each provision of this Section 2. The exercise or election not to exercise any right by any Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Stock subject to this Section 2.2.
          2.3 Effect of Failure to Comply.
               (a) Transfer Void; Equitable Relief. Any Proposed Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not

5

adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).
               (b) Violation of First Refusal Right. If any Transferring Holder becomes obligated to sell any Transfer Stock to any Investor under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, such Investor may, at its option, in addition to all other remedies it may have, send to such Transferring Holder the purchase price for such Transfer Stock as is herein specified and transfer to the name of such Investor (or request that the Company effect such transfer in the name of an Investor) on the Company’s books the certificate or certificates representing the Transfer Stock to be sold.
               (c) Violation of Co-Sale Right. If any Transferring Holder purports to sell any Transfer Stock in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Investor who desires to exercise its Right of Co-Sale under Section 2.2 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Transferring Holder to purchase from such Investor the type and number of shares of Capital Stock that such Investor would have been entitled to sell to the Prospective Transferee under Section 2.2 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 2.2. The sale will be made on the same terms and subject to the same conditions as would have applied had the Transferring Holder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Investor learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Section 2.2. Such Transferring Holder shall also reimburse each Investor for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor’s rights under Section 2.2.
          3. Exempt Transfers.
               3.1 Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 2.1, 2.2 and 3.3 shall not apply: (a) in the case of a Common Holder or Investor that is an entity, upon a transfer by such Common Holder or Investor to its stockholders, members, partners or other equity holders, or other Affiliates, (b) to a repurchase of Capital Stock from a Common Holder or Investor by the Company at a price no greater than the lower of (i) the price originally paid by such Common Holder or Investor for such Capital Stock and (ii) the current fair market value of such Capital Stock, as determined in good faith by the Company’s Board of Directors, and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board of Directors (not including any directors Affiliated with the Common Holder), or (c) in the case of a Common Holder that is a natural person, upon a transfer of Capital Stock by such Common Holder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Common Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other relative/person approved by unanimous consent of the Board

6

of Directors of the Company, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Common Holder or any such family members, or to a charitable remainder trust; provided that in the case the transferring Common Holder or Investor shall deliver prior written notice to the Company and the other Investors of such transfer and such shares of Capital Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement in the same capacity as the transferring shareholder (but only with respect to the securities so transferred to the transferee), including the obligations with respect to proposed transfers of Capital Stock pursuant to Section 2 and, with respect to the Common Holders, pursuant to Section 3.3; and provided, further, in the case of any transfer pursuant to clause (a) or (c) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.
               3.2 Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 2 and Section 3.3 shall not apply to the sale of any Transfer Stock (a) to the public in an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a “Public Offering”) or (b) pursuant to a Deemed Liquidation Event (as defined in the Charter).
               3.3 Prohibited Transferees. Notwithstanding the foregoing, no Common Holder shall transfer any Transfer Stock to any entity which, in the determination of the Company’s Board of Directors, directly or indirectly competes with the Company (but in no event will a private equity or venture capital firm or investor (or other financial investment firm), or any Affiliate thereof, be deemed to be a competitor of the Company).
          4. Legend. Each certificate representing shares of Transfer Stock held by the Common Holders or issued to any permitted transferee in connection with a transfer permitted by Section 3(a) hereof shall be endorsed with the following legend:
THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.
Each Common Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in this Section 4 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

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     5. Lock-Up.
          5.1 Agreement to Lock-Up. Each Common Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering (the “IPO”) and ending on the date specified by the Company and the managing underwriter (such period not to exceed l80 days) or, if required by such underwriter, such longer period of time as is necessary to enable such underwriter to issue a research report or make a public appearance that relates to an earnings release or announcement by the Company within 15 days prior to or after the date that is one hundred eighty (180) days after the effective date of the registration statement relating to such offering, but in any event not to exceed two hundred ten (210) days following the effective date of the registration statement relating to such offering (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Capital Stock held immediately prior to the effectiveness of the registration statement for the IPO or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Capital Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Capital Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 5 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 5 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Common Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 5 or that are necessary to give further effect thereto.
          5.2 Stop Transfer Instructions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Capital Stock of each Common Holder (and transferees and assignees thereof) until the end of such restricted period.
     6. Miscellaneous.
          6.1 Term. This Agreement shall automatically terminate upon the earlier of (a) immediately prior to the consummation of a Qualified IPO and (b) a Deemed Liquidation Event.
          6.2 Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Capital Stock occurring after the date of this Agreement.
          6.3 Ownership. Each Common Holder represents and warrants that such Common Holder is the sole legal and beneficial owner of the shares of Transfer Stock subject to this Agreement and that no other person or entity has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).

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          6.4 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware, Wilmington County, and to the jurisdiction of the United States District Court for the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware, Wilmington County, or the United States District Court for the State of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the State of Delaware or any court of the State of Delaware, Wilmington County, having subject matter jurisdiction.
          6.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereof, as the case may be, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.7. If notice is given to the Company or any Common Holder, it shall be sent to Planet Technologies, Inc., 96 Danbury Rd, Ridgefield, CT 06877, Attention: Chief Executive Officer; and a copy (which shall not constitute notice) shall also be sent to Robert W. Blanchard, Blanchard, Krasner & French, 800 Silverado Street, Second Floor, La Jolla, CA 92037, as counsel to the Company; and if notice is given to the Investors, a copy shall also be given to Todd Finger, McKee Nelson, LLP, One Battery Park Plaza, 34th Floor, New York, NY, 10004, as counsel to Aisling Capital II, L.P.
          6.6 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
          6.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or

9

character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
          6.8 Amendment; Waiver and Termination. This Agreement may be amended, modified or terminated (other than pursuant to Section 6.1 above) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company, (b) the Common Holders and Investors holding a majority of the shares of Common Stock then held by all of the Common Holders and Investors and (c) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the then outstanding shares of Series B Preferred Stock held by the Investors (voting as a single class and on an as-converted basis). Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Investors, the Common Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver. Notwithstanding the foregoing, (i) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor or Common Holder without the written consent of such Investor or Common Holder unless such amendment, modification, termination or waiver applies to all Investors and Common Holders, respectively, in the same fashion and (ii) the consent of the Common Holders shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination or waiver does not apply to the Common Holders. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
          6.9 Assignment of Rights. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
               (b) Any successor or permitted assignee of any Common Holder, including any Prospective Transferee who purchases shares of Transfer Stock in accordance with the terms hereof, shall deliver to the Company and the Investors, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

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               (c) The rights of the Investors hereunder are not assignable without the Company’s written consent (which shall not be unreasonably withheld, delayed or conditioned), except (i) by an Investor to any Affiliate or (ii) to an assignee or transferee who acquires at least 20,000 shares of Capital Stock (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction), it being acknowledged and agreed that any such assignment, including an assignment contemplated by the preceding clauses (i) or (ii) shall be subject to and conditioned upon any such assignee’s delivery to the Company and the other Investors of a counterpart signature page hereto pursuant to which such assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee.
               (d) Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.
          6.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
          6.11 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
          6.12 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          6.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile or PDF signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          6.14 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company and the Common Holders hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.
          6.15 Additional Common Holders. In the event that after the date of this Agreement, the Company issues shares of Common Stock, or options to purchase Common Stock, to any employee or consultant, which shares or options would collectively constitute with respect to such employee or consultant (taking into account all shares of Common Stock, options and other purchase rights held by such employee or consultant) one percent (1%) or more of the Company’s then outstanding Common Stock (treating for this purpose all shares of Common

11

Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised or converted), the Company shall, as a condition to such issuance, cause such employee or consultant to execute a counterpart signature page hereto as a Common Holder, and such person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Common Holder.
          6.16 Unredeemed Shares. Whenever any action may be taken by the holders of Series B Preferred Stock pursuant to this Agreement, including without limitation any consent, waiver or approval of the holders of Series B Preferred Stock necessary to take any action pursuant to this Agreement or waive compliance with any provision of this Agreement, any shares of Unredeemed Stock (as defined in the Charter) shall be deemed to be outstanding for all purposes, and such action may be taken, and consent, waiver or approval made, by the consent of the holders of a majority in interest of the then outstanding Series B Preferred Stock (including the Unredeemed Shares).
          6.17 Effectiveness. Sections 2 and 5 shall not be effective for so long as the shares of Common Stock remain registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and for a period of 61 days thereafter.
[Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

PLANET TECHNOLOGIES, INC.

By:

Name:	Edward J. Steube
Title:	President and Chief Executive Officer

FOG CITY FUND, LLC

By:

Name:
Title:

GLENN HOLDINGS, LP

By:

Name:
Title:

WINDAMERE III, LLC

By:

Name:	Scott Glenn
Title:	Managing Member

William Barkett

Lisa Barkett

Ellen Preston

Scott Glenn

Tm Willoughby

13

AISLING CAPITAL II, L.P.

By:

Name:
Title:

14

SCHEDULE A
INVESTORS

Name and Address:	Number of Series B Preferred Stock Held:
Aisling Capital II, L.P.	3,000,000
[ ]

Windamere III, LLC	83,333
c/o Windamere Venture Partners [ ]

Tom Willoughby	233,333
[ ]

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SCHEDULE B
COMMON HOLDERS

Name and Address:	Number of Shares Held:
William and Lisa Barkett	308,456
[ ] [ ]

Fog City Fund, LLC	500,000
[ ] [ ]

Glenn Holdings, LP	679,814
[ ] [ ]

Ellen Preston	26,565
[ ] [ ]

Windamere III, LLC	886,000
c/o Windamere Venture Partners [ ]

VOTING AGREEMENT
     This VOTING AGREEMENT is made and entered into as of this [___]th day of November, 2007, by and among Planet Technologies, Inc., a California corporation (including its predecessors, successors and assigns, including the successor of the Company resulting from the Company’s reincorporation in Delaware, the “Company”), each holder of the Company’s Series B Preferred Stock no par value per share (“Series B Preferred Stock”) as listed on Schedule A, (together with any subsequent stockholders, or any transferees, who become parties hereto as holders of Series B Preferred Stock pursuant to Sections 6.1 or 6.2 below, the “Investors”) and the holders of record of the shares of common stock of the Company, no par value (“Common Stock”) listed on Schedule B (together with any subsequent stockholders, or any transferees, who become parties hereto as holders of Common Stock pursuant to Sections 6.1 or 6.2 below, the “Common Holders”, and together collectively with the Investors, the “Stockholders”).
RECITALS
     Concurrently with the execution of this Agreement, the Company and the Investors are entering into a Series B Preferred Stock Purchase Agreement (the “Purchase Agreement”) providing for the sale of shares of the Series B Preferred Stock, and in connection with that agreement the parties desire to provide the Investors with the right, among other rights, to designate the election of certain members of the board of directors of the Company (the “Board”) in accordance with the terms of this Agreement.
     NOW, THEREFORE, the parties agree as follows:
     1. Voting Provisions Regarding Board of Directors.
          1.1 Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at five directors; provided that at the election of holders of a majority of the outstanding Series B Preferred Stock (the “Board Expansion Right”), the Board shall be increased by two members, for a total of seven members. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock and Series B Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.
          1.2 Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Board:

          (a) Scott Glenn;
          (b) One individual nominated by Scott Glenn, which individual shall initially be Edward J. Steube;
          (c) One individual nominated by Scott Glenn and who is reasonably acceptable to the holders of record of the shares of Series B Preferred Stock, which individual shall initially be Tom Willoughby; and
          (d) Two persons designated by the holders of a majority of the Series B Preferred Stock (acting through Aisling Capital II, L.P.), which individuals shall initially be Andrew Schiff and Brett Zbar; provided that in the event that the Board Expansion Right is exercised, the foregoing will be increased to four persons, all of whom will be designated by the holders of a majority of the Series B Preferred Stock (acting through Aisling Capital II, L.P.).
          To the extent that any of clauses (a) through (d) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Company’s organizational documents.
          During the term of this Agreement, the Company shall cause the board of directors (or similar governing body) of each direct or indirect subsidiary of the Company to be identical to the Board.
          For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.
          The Board Expansion Right may be exercised at any time by the holders of a majority of the Series B Preferred Stock (acting through Aisling Capital II, L.P.) by delivering a written notice to the Company. In the event that any such notice is delivered, the Company and each Stockholder shall use their best efforts for the Board to be expanded to seven members, and to cause the two additional persons designated by the holders of a majority of the Series B Preferred Stock (acting through Aisling Capital II, L.P.) to become members of the Board.
          1.3 Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.
          1.4 Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has

2

voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:
          (a) no director elected pursuant to Sections 1.2 or 1.3 of this Agreement may be removed from office other than for cause unless (i) such removal is directed or approved by the affirmative vote of the Person, or of the holders of at least a majority of the shares of stock, entitled under Section 1.2 to designate that director or (ii) the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 1.2 is no longer so entitled to designate or approve such director or occupy such Board seat;
          (b) any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 1.2 or 1.3 shall be filled pursuant to the provisions of this Section 1; and
          (c) upon the request of any party entitled to designate a director as provided in Section 1.2(a) or 1.2(b) to remove such director, such director shall be removed.
All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.
          1.5 No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.
     2. Additional Voting.
          2.1 Each Stockholder agrees to vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Series B Preferred Stock outstanding at any given time.
          2.2 Each Stockholder agrees to vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to approve the Company’s first underwritten public offering of its Common Stock under the Securities Act o f 1933, as amended, with aggregate proceeds of at least $25,000,000 and a per share price of at least $5.625 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), so long as such registration (i) is to be underwritten by a reputable underwriter with a national reputation, and (ii) has been approved by a majority of the Board.

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          2.3 Notwithstanding anything to the contrary contained in Section 3.1 of the Certificate of Determination of Preferences of the Series B Preferred Stock, for so long as the shares of Series B Preferred Stock are not convertible pursuant to Section 4.3 therein, the holders of the Series B Preferred Stock shall vote as a separate class on all matters on which holders of Common Stock are entitled to vote and the consent of the holders of a majority of the outstanding shares of Series B Stock shall be required, in addition to the consent of the holders of a majority of the outstanding shares of Common Stock, on all matters on which the holders of Common Stock are entitled to vote; provided, however, that upon the written consent of the holders of a majority of the outstanding shares of Series B Stock, this sentence shall terminate and be of no further force and effect. For the avoidance of doubt, in no event shall the rights pursuant to the immediately preceding sentence for the Series B Preferred Stock to vote as a separate class extend beyond such time as when shares of Series B Preferred Stock are convertible pursuant to Section 4.3 of the Certificate of Determination of Preferences of the Series B Preferred Stock.
     3. Bring-Along Right.
          3.1 Sale of the Company. A “Sale of the Company” shall mean a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company, in an arms-length transaction, shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”).
          3.2 Actions to be Taken. In the event that at any time on or after the third (3rd) anniversary of the date hereof, the holders representing at least fifty percent (50%) of the then outstanding shares of the Series B Preferred Stock (the “Selling Investors”) approves a Sale of the Company, specifying that this Section 3 shall apply to such transaction, then each Stockholder, hereby agrees:
          (a) if such transaction requires stockholder approval, with respect to all Shares that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the Company’s organizational documents required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;
          (b) if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Stockholder as is being sold by the Selling Investors to the Person to whom the Selling Investors propose to sell their Shares, and, except as permitted in Section 3.3 below, on the same terms and conditions as the Selling Investors;
          (c) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 3, including without limitation executing and delivering instruments of conveyance

4

and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;
          (d) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;
          (e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company; and
          (f) if the consideration to be paid in exchange for the Shares pursuant to this Section 3 includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.
          3.3 Exceptions. Notwithstanding the foregoing, a Stockholder will not be required to comply with Section 3.2 above in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:
          (a) any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including but not limited to representations and warranties that (i) the Stockholder holds all right, title and interest in and to the Shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable against the Stockholder in accordance with their respective terms and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;
          (b) the Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed

5

Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);
          (c) the liability for indemnification, if any, of such Stockholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company in connection with such Proposed Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders), and is pro rata in proportion to the amount of consideration paid to such Stockholder in connection with such Proposed Sale (in accordance with the provisions of the Company’s organizational documents;
          (d) liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each Stockholder in connection with such Proposed Sale in accordance with the provisions of the Company’s organizational documents) of a negotiated aggregate indemnification amount that applies equally to all Stockholders but that in no event exceeds the amount of consideration otherwise payable to such Stockholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Stockholder, the liability for which need not be limited as to such Stockholder;
          (e) upon the consummation of the Proposed Sale, (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or Series as is received by other holders in respect of their shares of such same class or series of stock, (ii) each holder of Series B Preferred Stock will receive the same amount of consideration per share of such Series B Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) unless the holders of at least sixty percent (60%) of the Series B Preferred Stock elect otherwise by written notice given to the Company at least five (5) days prior to the effective date of any such Proposed Sale, the aggregate consideration receivable by all holders of the Series B Preferred Stock and Common Stock shall be allocated among the holders of Series B Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of Series B Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Company’s organizational documents of Incorporation in effect immediately prior to the Proposed Sale; and
          (f) subject to clause (e) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Company are given an option as to the form and

6

amount of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option.
          3.4 Restrictions on Sales of Control of the Company. No Stockholder shall be a party to any Stock Sale unless all holders of Series B Preferred Stock are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s organizational documents in effect immediately prior to the Stock Sale, unless the holders of at least sixty percent (60%) of the then outstanding Series B Preferred Stock elect otherwise by written notice given to the Company at least 30 days prior to the effective date of any such transaction or series of related transactions.
     4. Remedies.
          4.1 Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.
          4.2 Irrevocable Proxy. Each party to this Agreement hereby constitutes and appoints the President and Treasurer of the Company, and a designee of the Selling Investors, and each of them, with full power of substitution, as the proxies of the party with respect to the matters set forth herein, including without limitation, election of persons as members of the Board in accordance with Section 1 hereto, votes to increase authorized shares pursuant to Section 2 hereof and votes regarding any Sale of the Company pursuant to Section 3 hereof, and hereby authorizes each of them to represent and to vote, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement (including in connection with the expansion of the Board in connection with an exercise of the Board Expansion Right), all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement or the increase of authorized shares or approval of any Sale of the Company pursuant to and in accordance with the terms and provisions of Sections 2 and 3, respectively, of this Agreement. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 5 hereof. Each party hereto hereby revokes any and all previous proxies with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 5 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.
          4.3 Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are

7

not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.
          4.4 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
     5. Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the occurrence of a Qualified IPO (as defined in the Company’s organizational documents); (b) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Company’s organizational documents, provided that the provisions of Section 3 hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of Section 3 with respect to such Sale of the Company; and (c) termination of this Agreement in accordance with Section 6.7 below.
     6. Miscellaneous.
          6.1 Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor and Stockholder, or Common Holder and Stockholder, as applicable. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 6.1. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 6.11.
          6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          6.3 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the

8

State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
          6.4 Counterparts. This Agreement may be executed and delivered by facsimile or PDF signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          6.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.7. If notice is given to the Company or any Common Holder, a copy shall also be sent to Robert W. Blanchard, Blanchard, Krasner & French, 800 Silverado Street, Second Floor, La Jolla, CA 92037, as counsel to the Company, and if notice is given to the Investor, a copy shall also be given to Todd A. Finger, McKee Nelson LLP, 34th Floor, One Battery Park Plaza, New York, NY, 10004.
          6.7 Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; (b) the holders of a majority of the shares of Common Stock held by the Common Holders; and (c) the holders of a majority of the shares of the Common Stock issued or issuable upon conversion of the shares of Series B Preferred Stock held by the Investors (voting as a single class and on an as-converted basis). Notwithstanding the foregoing:
     (i) this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor or Common Holder without the written consent of such Investor or Common Holder unless such amendment, termination or waiver applies to all Investors or Common Holders, as the case may be, in the same fashion;
     (ii) the consent of the Common Holders shall not be required for any amendment or waiver if such amendment or waiver either (A) is not directly applicable to the rights of the Common Holders hereunder or (B) does not adversely affect the rights of the Common Holders in a manner that is different than the effect on the rights of the other parties hereto;

9

     (iii) any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party; and
     (iv) Section 1.2(a) of this Agreement shall not be amended or waived without the written consent of the holders of a majority of shares of Common Stock and Section 1.2(b) of this Agreement shall not be amended or waived without the written consent of a majority of the shares of the Common Stock issued or issuable upon conversion of the shares of Series B Preferred Stock held by the Investors.
The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Section 6.7 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.
          6.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
          6.9 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
          6.10 Entire Agreement. This Agreement (including the Exhibits hereto), and the Company’s organizational documents and the other Transaction Agreements (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.
          6.11 Legend on Share Certificates. Each certificate representing any Shares issued after the date hereof shall be endorsed by the Company with a legend reading substantially as follows:
“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

10

The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Shares issued after the date hereof to bear the legend required by this Section 6.11 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by this Section 6.11 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.
          6.12 Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 6.11.
          6.13 Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.
          6.14 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.
          6.15 Dispute Resolution. The parties hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographical boundaries of the United States District Court for the State of Delaware, Wilmington County, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographical boundaries of the United States District Court for the State of Delaware, Wilmington County, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the State of Delaware or any court of the State of Delaware, Wilmington County, having subject matter jurisdiction.
          6.16 Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability

11

of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.
          6.17 Unredeemed Shares. Whenever any action may be taken by the holders of Series B Preferred Stock pursuant to this Agreement, including without limitation any consent, waiver or approval of the holders of Series B Preferred Stock necessary to take any action pursuant to this Agreement or waive compliance with any provision of this Agreement, any shares of Unredeemed Stock (as defined in the Company’s organizational documents) shall be deemed to be outstanding for all purposes, and such action may be taken, and consent, waiver or approval made, by the consent of the holders of a majority in interest of the then outstanding Series B Preferred Stock (including the Unredeemed Shares).
          6.18 Effectiveness. Sections 1.2, 1.3, 1.4, 2.1, 2.2, 3 and 4.2 shall not be effective for so long as the shares of Common Stock remain registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and for a period of 61 days thereafter.
Signature Page to Follow

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

PLANET TECHNOLOGIES, INC.

By:

Name:	Edward J. Steube
Title:	President and Chief Executive Officer

FOG CITY FUND, LLC

By:

Name:
Title:

GLENN HOLDINGS, LP

By:

Name:
Title:

WINDAMERE III, LLC

By:

Name:
Title:

William Barkett

Lisa Barkett

Ellen Preston

Scott Glenn

Tom Willoughby

13

AISLING CAPITAL II, L.P.

By:

Name:
Title:

14

SCHEDULE A
INVESTORS

Name and Address:	Number of Series B Preferred Stock Held:
Aisling Capital II, L.P.	3,000,000
[ ]

Windamere III, LLC	83,333
c/o Windamere Venture Partners [ ]

Tom Willoughby	233,333
[ ]

15

SCHEDULE B
COMMON HOLDERS

Name and Address:	Number of Shares Held:
William and Lisa Barkett	308,456
[ ]

Fog City Fund, LLC	500,000
[ ]

Glenn Holdings, LP	679,814
[ ]

Ellen Preston	26,565
[ ]

Windamere III, LLC	886,000
c/o Windamere Venture Partners [ ]

EXHIBIT A
ADOPTION AGREEMENT
     This Adoption Agreement (“Adoption Agreement”) is executed on ___, 2007, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of [___] [___], 2007 (the “Agreement”), by and among the Company and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.
     1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”), for one of the following reasons (Check the correct box):

☐	as a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐	as a transferee of Shares from a party in such party’s capacity as a “Common Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Common Holder” and a “Stockholder” for all purposes of the Agreement.

☐	as a new Investor in accordance with Section 6.1 of the Agreement, in which case Holder will be an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐	in accordance with Section 6.1 of the Agreement, as a new party who is not a new Investor, in which case Holder will be a “Stockholder” for all purposes of the Agreement.
     1.2 Agreement. Holder hereby (a) agrees that the Stock, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.
     1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	[ ]
Name and Title of Signatory

Address:	By:

Title:

Facsimile Number:

Blanchard, Krasner & French

TELEPHONE: (858) 551-2440	A PROFESSIONAL CORPORATION	ALAN W. FRENCH
FACSIMILE: (858) 551-2434		(Deceased)
E-MAIL: bblanchard@bkflaw.com	800 SILVERADO STREET, SECOND FLOOR
WEB: http://www.bkflaw.com	LA JOLLA, CALIFORNIA 92037

November 8, 2007

Aisling Capital II, L.P.	Windamere III, LLC
Attn: Andrew Schiff	c/o Windamere Venture Partners
888 Seventh Avenue, 30th Floor	Attn: Scott L. Glenn
New York, New York 10106	6402 Cardeno Drive
La Jolla, California 92037

Thomas Willoughby
Polsinelli Shalton
c/o William Mahood, Esq.
700 West 47th Street, Suite 1000
Kansas City, Missouri 64112
          RE: Planet Technologies, Inc.
Ladies and Gentlemen:
     This opinion is furnished with respect to the stock purchase agreement, and accompanying documents, (collectively, the “Transaction Documents”) entered into by and between Planet Technologies, Inc. (the “Company”), a California Corporation, Aisling Capital II, L.P., Windamere III, LLC, and Thomas Willoughby on November 8, 2007. Terms with initial letters capitalized and not otherwise defined herein shall have the meanings ascribed to such terms by the Transaction Documents.
I. Introductory Matters
     A. Scope of Review
          We have acted as counsel to the Company on matters relating to the transaction.
     In the preparation of this opinion, we have examined originals or copies of the following Transaction Documents:
1.	the California Articles of Incorporation, as amended, and the Certificate of Determination (collectively referred to as the “Charter”)

2.	the Series B Preferred Stock Purchase Agreement;

Aisling Capital II, L.P.
Thomas Willoughby
Windamere III, LLC
November 8, 2007

3.	the Disclosure Schedule to the Series B Preferred Stock Purchase Agreement;

4.	the Investor Rights Agreement;

5.	the Right of First Refusal and Co-Sale Agreement;

6.	the Voting Agreement;

7.	the Lock Up Letters;

8.	the Side Letter;

9.	the Management Rights Letter Agreement;

10.	the Indemnification Agreement;

11.	the minutes of the various meetings of the Board of Directors of the Company addressing the issue, along with the corresponding resolutions and written consents;

12.	the Good Standing Certificates and certified organization documents of the Company;

13.	the Form 15, Post-effective Amendment to Form S-8, and Form 3’s to be filed by the Company with the SEC;

14.	the Employment Agreements of the various key employees of the Company;

15.	the 2000 Stock Incentive Plan, and amendments thereto;

16.	All other documents we deemed necessary and appropriate to render the opinions below.
     B. Assumptions
     In rendering the opinion set forth below, we have assumed:
          1. The genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, the authenticity of all such originals and the accuracy of the English translations thereof.

Aisling Capital II, L.P.
Thomas Willoughby
Windamere III, LLC
November 8, 2007

          2. The due authorization, execution and delivery of the Transaction Documents, and the documents and instruments referred to therein by and on behalf of all parties thereto.
          3. That the Transaction Documents are the legal, valid and binding obligations of all parties thereto, other than the company, and that each such party has all requisite power and authority and has taken any and all action necessary to be taken by such party to execute and deliver the Transaction Documents and perform such party’s obligations thereunder.
          4. The legal capacity of each party to the Transaction Documents who is a natural person to execute and deliver and perform such person’s obligations under the Transaction Documents.
          5. The truth and accuracy of all warranties and representations as to factual matters of all parties under the Transaction Documents and the documents and instruments referred to therein.
II. Opinion
     On the basis of the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:
          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.
          (b) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents.
          (c) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, no par value, 3,968,368 of which are issued and outstanding of record prior to the Closing, and 5,000,000 shares of preferred stock, no par value, 3,316,667 shares of which have been designated Series B Preferred Stock (the “Preferred Stock”) and none of which are issued and outstanding of record prior to the Closing. The Company has reserved 3,316,667 shares of Common Stock for conversion of the Preferred Stock, and 1,693,613 shares of Common Stock for issuance under the Company’s 2000 Stock Incentive Plan (the “Option Plan”) as amended, 693,613 of which options are outstanding, and 1,000,000 options are available to issue. To our knowledge, except as described above or in the Disclosure Schedule to the Stock Purchase Agreement, there are no other presently outstanding preemptive rights, options, warrants, conversion privileges or rights to purchase from the Company any of the authorized but unissued stock of the Company other than (i) the conversion privileges of the Preferred Stock, and (ii) any options that may have been granted under the Option Plan, and (iii) the rights of first refusal set forth in the Right of First Refusal and Co-Sale Agreement.

Aisling Capital II, L.P.
Thomas Willoughby
Windamere III, LLC
November 8, 2007

          (d) All corporate action necessary for the authorization, execution, delivery of the Transaction Documents by the Company, and the performance of the obligations to be performed by the Company as of the date hereof under the Transaction Documents has been taken on the part of the Company’s directors and stockholders.
          (e) Each of the Transaction Documents constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms. Each of the Transaction Documents has been duly executed and delivered by the Company.
          (f) The Preferred Stock to be issued on the date hereof, when issued against payment therefor in compliance with the provisions of the Stock Purchase Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The Common Stock issuable upon conversion of such Shares has been duly authorized and validly reserved for issuance.
          (g) The Company’s execution, delivery and performance of its obligations under the Transaction Documents will not, as of the Closing, result in (i) a violation of the Company’s Charter or Bylaws, (ii) a material violation of the California Corporations Code, or any statute, rule or regulation of United States applicable to the Company, (iii) a violation of any judgment or order specifically identified in the Disclosure Schedule to the Stock Purchase Agreement, if any, or (iv) a default by the Company under any Contractual Obligation. For purposes of this opinion, “Contractual Obligations” shall mean only those contracts to which the Company is a party and which are specifically identified in the Disclosure Schedule to the Stock Purchase Agreement.
          (h) No consent, approval or authorization of or designation, declaration or filing with any United States federal, or California state, governmental authority is required on the part of the Company as a condition to the Company’s valid execution, delivery and performance of its obligations under the Transaction Documents.
          (i) Based in part upon the representations made by you in the Stock Purchase Agreement, the offer, sale, and issuance of the Shares to be issued in conformity with the terms of the Stock Purchase Agreement and the issuance of the Common Stock, if any, to be issued upon conversion thereof, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.
III. Qualifications
     Our opinion expressed above is subject to the following qualifications and limitations:
          1. The effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally.
          2. Limitations of law or equity upon the availability of specific enforcement, injunctive relief or other equitable remedies.

Aisling Capital II, L.P.
Thomas Willoughby
Windamere III, LLC
November 8, 2007

          3. The effects of equitable principles of general application, whether considered in a proceeding at law or in equity.
          4. The effects of implied covenants of good faith and fair dealing and any requirement or requirements that a party seek to enforce its rights only reasonably, only in circumstances and in a manner in which it is commercially reasonable to do so, or only in the event of a material breach of a material covenant.
          5. The effects of any amendments, reinterpretations, or similar changes in applicable law.
     Our opinion speaks only as of the date hereof and is based solely upon the existing laws of the United States and the States of California, and we express no opinion, and none should be inferred, as to any other laws.
     This opinion is provided at your request and solely to you for use in connection with this transaction. This opinion may not be relied upon by any other person or for any other purpose, nor may it be quoted from or referred to, or copies delivered to any other person, without our prior written consent.
Very truly yours,
BLANCHARD, KRASNER & FRENCH